Date March 29,   2007

ARGYLE MARITIME CORP.
CATON MARITIME CORP.
DORCHESTER MARITIME CORP.
LONGWOODS MARITIME CORP.
McHENRY MARITIME CORP.
SUNSWYCK MARITIME CORP.
as Joint and Several Borrowers

- and -

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

- and -

THE ROYAL BANK OF SCOTLAND plc
as Mandated Lead Arranger

- and -

THE ROYAL BANK OF SCOTLAND plc
as Bookrunner, Agent, Security Trustee and Swap Bank

LOAN AGREEMENT

relating to a term loan facility of US$150,000,000

INDEX
ClausePage

1 INTERPRETATION

2 LOAN FACILITY

3 POSITION OF THE LENDERS AND THE SWAP BANK

4 DRAWDOWN

5 INTEREST

6 INTEREST PERIODS

7 DEFAULT INTEREST

8 REPAYMENT AND PREPAYMENT

9 CONDITIONS PRECEDENT

10 REPRESENTATIONS AND WARRANTIES

11 GENERAL UNDERTAKINGS AND FINANCIAL COVENANTS

12 CORPORATE UNDERTAKINGS

13 INSURANCE

14 SHIP COVENANTS

15 SECURITY COVER

16 PAYMENTS AND CALCULATIONS

17 APPLICATION OF RECEIPTS

18 EARNINGS ACCOUNT AND STANDBY EARNINGS ACCOUNT

19 EVENTS OF DEFAULT

20 FEES AND EXPENSES

21 INDEMNITIES

22 NO SET-OFF OR TAX DEDUCTION

23 ILLEGALITY, ETC

24 INCREASED COSTS

25 SET-OFF

26 TRANSFERS AND CHANGES IN LENDING OFFICES

27 VARIATIONS AND WAIVERS

28 NOTICES

29 JOINT AND SEVERAL LIABILITY

30 SUPPLEMENTAL

31 LAW AND JURISDICTION

SCHEDULE 1 LENDERS

SCHEDULE 2 DRAWDOWN NOTICE

SCHEDULE 3 CONDITION PRECEDENT DOCUMENTS

SCHEDULE 4 TRANSFER CERTIFICATE

SCHEDULE 5 REPAYMENT INSTALMENTS

SCHEDULE 6 MANDATORY COST FORMULA

SCHEDULE 7 CLASSIFICATION OF SHIPS

SCHEDULE 8 FINANCIAL COVENANTS

SCHEDULE 9 FORM OF COMPLIANCE CERTIFICATE

EXECUTION PAGE

Watson, Farley & Williams
London

THIS LOAN AGREEMENT is made on March 29, 2007

BETWEEN:

(1)	ARGYLE MARITIME CORP., CATON MARITIME CORP., DORCHESTER MARITIME CORP., LONGWOODS MARITIME CORP., McHENRY MARITIME CORP. and SUNSWYCK MARITIME CORP. as Joint and Several Borrowers;

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders;

(3)	THE ROYAL BANK OF SCOTLAND plc as Mandated Lead Arranger;

(4)	THE ROYAL BANK OF SCOTLAND plc as Bookrunner;

(5)	THE ROYAL BANK OF SCOTLAND plc as Agent; and

(6)	THE ROYAL BANK OF SCOTLAND plc as Swap Bank.

BACKGROUND

(A)
The Lenders have agreed to make available to the Borrowers a term loan facility of up to $150,000,000 for the purpose of part financing the acquisition cost of each of six newbuilding multipurpose carriers being built at Yahua Shipyard, China having hull nos. NYHS200720, NYHS200721, NYHS200722, NYHS200723, NYHS200724 and NYHS200725;

(B)	The Swap Bank has agreed to enter into interest rate swap transactions with the Borrowers from time to time to hedge the Borrowers’ exposure under this Agreement to interest rate fluctuations.

(C)	The Lenders and the Swap Bank have agreed to share in the security to be granted to the Security Trustee pursuant to this Agreement on the terms described herein.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Definitions. Subject to Clause 1.5, in this Agreement:

“Account Security Deed” means a deed creating security in respect of the Standby Earnings Account to be made by and between the Borrowers, TBS Pacific Liner and the Security Trustee, in such form as the Borrowers, TBS Pacific Liner and the Agent may agree;

“Advance” means the principal amount of each borrowing of a portion of the Commitments by the Borrowers under this Agreement;

“Affected Lender” has the meaning given in Clause 5.7;

“Agency and Trust Agreement” means the agency and trust agreement executed or to be executed between the Borrowers, the Lenders, the Agent and the Security Trustee in such form as the Borrowers and the Agent may agree;

“Agent” means The Royal Bank of Scotland plc, acting in such capacity through its office at Level 5, 135 Bishopsgate, London EC2M 3UR, or any successor of it appointed under clause 5 of the Agency and Trust Agreement;

“Approved Managers” means, Roymar Ship Management Inc., a company incorporated under the laws of New York and having a place of business at 612 East Grassy Sprain Road, Yonkers, New York 10710, USA or such other company which the Agent may, with the authorisation of the Majority Lenders, approve from time to time as the manager of the Ships;

“Availability Period” means the period commencing on the date of this Agreement and ending on:

(a)	(i)in respect of Loan A, 31 May 2009 (or such later date as the Agent may, with the authorisation of the Majority Lenders, agree with the Borrowers);

(ii)	in respect of Loan B, 30 November 2009 (or such later date as the Agent may, with the authorisation of the Majority Lenders, agree with the Borrowers);

(iii)	in respect of Loan C, 30 April 2010 (or such later date as the Agent may, with the authorisation of the Majority Lenders, agree with the Borrowers);

(iv)	in respect of Loan D, 31 August 2010 (or such later date as the Agent may, with the authorisation of the Majority Lenders, agree with the Borrowers);

(v)	in respect of Loan E, 30 June 2010 (or such later date as the Agent may, with the authorisation of the Majority Lenders, agree with the Borrowers);

(vi)	in respect of Loan E, 31 October 2010 (or such later date as the Agent may, with the authorisation of the Majority Lenders, agree with the Borrowers);

(b)	if earlier, the date on which the Total Commitments are fully borrowed, cancelled or terminated;

“Available Commitment” means, in relation to a Lender and at any time, its Commitment less its Contribution at that time (and “Total Available Commitments” means the aggregate of the Available Commitments of all the Lenders);

“Bank of America Facilities” means the credit facilities made available to Albermarle Maritime Corp and others pursuant to the credit agreement dated 31 July 2006 made between Albermarle Maritime Corp, the Corporate Guarantor, Bank of America, N.A and others.

“Bareboat Charter” means, in relation to each Ship, the bareboat charter made or to be made between the relevant Borrower and the Bareboat Charterer in respect of such Ship;

“Bareboat Charterer” means a company to be nominated by the Borrowers which is incorporated in the Philippines and owned or controlled by Aboitiz Jebsen, or such other company as the Borrowers may nominate with the Agent’s approval which is not to be unreasonably withheld;

“Bookrunner” means The Royal Bank of Scotland plc, acting in such capacity through Loan Markets, 3rd Floor, 135 Bishopsgate, London EC2M 3UR;

“Borrower A” means Argyle Maritime Corp., being a corporation organised and existing under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960;

“Borrower B” means Caton Maritime Corp., being a corporation organised and existing under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960;

“Borrower C” means Dorchester Maritime Corp., being a corporation organised and existing under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960;

“Borrower D” means Longwoods Maritime Corp., being a corporation organised and existing under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960;

“Borrower E” means McHenry Maritime Corp., being a corporation organised and existing under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960;

“Borrower F” means Sunswyck Maritime Corp., being a corporation organised and existing under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960;

“Borrowers” means together Borrower A, Borrower B, Borrower C, Borrower D, Borrower E and Borrower F and, in the singular, means any of them;

“Builder” means Nantong Yahua Shipbuilding Co., Ltd a corporation organised and existing under the laws of the People’s Republic of China, having its registered office at 1# Hongzha Road, Jinweigang, Nantong Jiangsu P.C. 226361, the People’s Republic of China;

“Business Day” means a day on which banks are open for general business in Dublin, Frankfurt, London and Paris and, in respect of a day on which a payment is required to be made under a Finance Document, also in New York City;

“China Communications” means China Communications Construction Company Ltd, a corporation organised and existing under the laws of the People’s Republic of China, having its registered office at No. B88, An Ding Men Wai Street, Beijing 100011, The People’s Republic of China;

“Classification” means, in relation to a Ship, the classification set opposite its name in Schedule 7;

“Commitment” means in relation to a Lender, the amount set opposite its name in Schedule 1, or, as the case may be require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and “Total Commitments” means the aggregate of the Commitments of all the Lenders);

“Confirmation” in relation to any continuing Designated Transaction, has the meaning given in the Master Agreement;

“Contract Price” means, in relation to each Ship, the aggregate amount payable to the Seller pursuant to the terms of the Shipbuilding Contract for such Ship being in each case $35,420,000;

“Contractual Currency” has the meaning given in Clause 21.4;

“Contribution” means, in relation to a Lender the part of the Loans which is owing to that Lender (and “Total Contributions” means the aggregate of the Contributions of all the Lenders);

“Corporate Guarantee” means the corporate guarantee executed or to be executed by the Corporate Guarantor in favour of the Security Trustee, in such form as the Corporate Guarantor and the Agent may agree;

“Corporate Guarantor” means TBS International Limited, a company incorporated under the laws of Bermuda having its principal office at Suite 306, Commerce Building, One Chancery Lane, Hamilton HM12, Bermuda;

“Creditor Party” means the Agent, the Security Trustee, any Lender or the Swap Bank, whether as at the date of this Agreement or at any later time;

“Delivery Advances” means together Loan A Delivery Advance, Loan B Delivery Advance, Loan C Delivery Advance, Loan D Delivery Advance, Loan E Delivery Advance and Loan F Delivery Advance (as each such expression is defined in Clause 2.1) and, in the singular, means any of them;

“Delivery Date” means, in relation to each Ship, the date of delivery of such Ship by the Seller to the relevant Borrower under the relevant Shipbuilding Contract;

“Designated Transaction” means a Transaction which fulfils the following requirements:

(a)	it is entered into by the Borrowers pursuant to the Master Agreement with the Swap Bank; and

(b)
its purpose is the hedging of the Borrowers’ exposure under this Agreement to fluctuations in LIBOR arising from the funding of the Loans (or any part thereof) for a period expiring no later than the final Repayment Date;

“Dollars” and “$” means the lawful currency for the time being of the United States of America;

“Drawdown Date” means, in relation to an Advance, the date requested by the Borrowers for the Advance to be made, or (as the context requires) the date on which the Advance is actually made;

“Drawdown Notice” means a notice in the form set out in Schedule 2 (or in any other form which the Agent approves or reasonably requires);

“Earnings” means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the relevant Borrower owning the Ship or the Security Trustee and which arise out of the use or operation of the Ship, including (but not limited to):

(a)
all freight, hire and passage moneys, compensation payable to the Borrower owning the Ship in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

(b)	all moneys which are at any time payable under Insurances in respect of loss of earnings; and

(c)
if and whenever the Ship is employed on terms whereby any moneys falling within paragraphs (a) or (b) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship;

“Earnings Account” means an account in the name of TBS Pacific Liner with the Agent at Shipping Business Centre, 5-10 Great Tower Street, London EC3P 3HX designated with such desigation as the Agent may allocate upon its opening or any other account (with that or another office of the Agent or with a bank or financial institution other than the Agent) which is designated by the Agent as the Earnings Account for the purposes of this Agreement;

“Environmental Claim” means:

(a)
any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or which relates to an alleged breach of, or non-compliance with, any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

and “claim” means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

“Environmental Incident” means:

(a)	any release of Environmentally Sensitive Material from a Ship; or

(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than a Ship and which involves a collision between a Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or a Borrower and/or any Approved Manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where a Borrower and/or any Approved Manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action;

“Environmental Law” means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

“Environmentally Sensitive Material” means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;

“Event of Default” means any of the events or circumstances described in Clause 19.1;

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between the Mandated Lead Arranger and the Borrowers (or the Agent and the Borrowers) setting out any of the fees referred to in Clause 20.1(a), (b) , (c), (d), (e), (f), (g) and (h);

“Final Repayment Date” means, in relation to a Loan, the date falling ten years after the Drawdown Date of the Delivery Advance in respect of such Loan;

“Finance Documents” means:

(a)	this Agreement;

(b)	the Agency and Trust Agreement;

(c)	the Multiparty Deeds;

(d)	the Mortgages;

(e)	the Master Agreement;

(f)	the Master Agreement Assignment;

(g)	the Predelivery Security Assignments;

(h)	the Corporate Guarantee;

(i)	the Account Security Deed;

(j)	the Fee Letter;

(k)	the Intercreditor Agreement; and

(l)
any other document (whether creating a Security Interest or not) which is executed at any time by the Borrowers or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Creditor Parties under this Agreement or any of the other documents referred to in this definition;

“Financial Indebtedness” means, in relation to a person (the “debtor”), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)
under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor (other than normal trade credit not exceeding 180 days);

(e)
under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)
under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person;

“First Sub-Time Charter” means in relation to each Ship, the time charter made or to be made between the Time Charterer and the relevant Borrower in respect of such Ship;

“Guarantee Facility Agreement” means the guarantee facility agreement of even date herewith made between the Borrowers as obligors and the Issuing Bank relating to a guarantee facility of $84,000,000;

“Insurances” means, in relation to a Ship:

(a)
all policies and contracts of insurance, including entries of the Ship in any protection and indemnity or war risks association, which are effected in respect of the Ship, its Earnings or otherwise in relation to it; and

(b)	all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium;

“Intercreditor Agreement” means the intercreditor agreement executed or to be executed between the Borrowers, the Security Trustee and the Issuing Bank in such form as such parties may agree;

“Interest Period” means a period determined in accordance with Clause 6;

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) and A.788 (19), as the same may be amended or supplemented from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code);

“ISPS Code” means the International Ship and Port Facility Security Code adopted by the International Maritime Organisation (as the same may be amended, supplemented or superseded from time to time);

“ISSC” means a valid and current International Ship Security Certificate issued under the ISPS Code;

“Issuing Bank” means The Royal Bank of Scotland plc acting as issuing bank under the Guarantee Facility Agreement acting through the Shipping Business Centre, 5-10 Great Tower Street, London EC3R 3HX;

“Lender” means a bank or financial institution listed in Schedule 1 and acting through its branch indicated in Schedule 1 (or through another branch notified to the Agent under Clause 26.14) or its transferee, successor or assign;

“LIBOR” means, for an Interest Period:

(a)
the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on REUTERS BBA Page LIBOR 01 at or about 11.00 a.m. (London time) on the Quotation Date for that Interest Period (and, for the purposes of this Agreement, “REUTERS BBA Page LIBOR 01” means the display designated as “REUTERS BBA Page LIBOR 01” on the Reuters Money News Service or such other page as may replace REUTERS BBA Page LIBOR 01 on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for Dollars); or

(b)
if no rate is quoted on REUTERS BBA Page LIBOR 01, the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one per cent.) of the rates per annum notified to the Agent by each Reference Bank as the rate at which deposits in Dollars are offered to that Reference Bank by leading banks in the London Interbank Market at that Reference Bank’s request at or about 11.00 a.m. (London time) on the Quotation Date for that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it;

“Loan A” means the five Advances referred to in Clause 2.1(i) or (as the context requires) the principal amount thereof for the time being advanced and outstanding under this Agreement;

“Loan B” means the five Advances referred to in Clause 2.1(ii) or (as the context requires) the principal amount thereof for the time being advanced and outstanding under this Agreement;

“Loan C” means the five Advances referred to in Clause 2.1(iii) or (as the context requires) the principal amount thereof for the time being advanced and outstanding under this Agreement;

“Loan D” means the five Advances referred to in Clause 2.1(iv) or (as the context requires) the principal amount thereof for the time being advanced and outstanding under this Agreement;

“Loan E” means the five Advances referred to in Clause 2.1(v) or (as the context requires) the principal amount thereof for the time being advanced and outstanding under this Agreement;

“Loan F” means the five Advances referred to in Clause 2.1(vi)or (as the context requires) the principal amount thereof for the time being advanced and outstanding under this Agreement;

“Loan Facility” means, the loan facility of $150,000,000 made available under this Agreement;

“Loans” means Loan A, Loan B, Loan C, Loan D, Loan E and Loan F and, in the singular, means any of them;

“Major Casualty” means, in relation to a Ship, any casualty to the Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $500,000 or the equivalent in any other currency;

“Majority Lenders” means:

(a)	before an Advance has been made, Lenders whose Commitments total 66.66 per cent. of the Total Commitments; and

(b)	after an Advance has been made, Lenders whose Contributions total 66.66 per cent. of the Total Contributions;

“Mandated Lead Arranger” means The Royal Bank of Scotland plc, acting in such capacity through the Shipping Business Centre, 5-10 Great Tower Street, London EC3P 3HX;

“Mandatory Cost” means the percentage rate per annum calculated by the Agent in accordance with Schedule 6;

“Margin” means in relation to each Loan prior to the drawdown of the Delivery Advance relating thereto one point seven five per cent. (1.75%) per annum and on and after the drawdown of the Delivery Advance relating thereto one point five per cent. (1.5%) per annum;

“Master Agreement” means the master agreement (on the 1992 ISDA (Multicurrency Crossborder) form) made or to be made between the Borrowers and the Swap Bank and includes all Designated Transactions from time to time entered into and Confirmations from time to time exchanged under such master agreement as the same may be amended, supplemented or the subject of one of more assumption agreements;

“Master Agreement Assignment” means the assignment of the Master Agreement to be made between the Borrowers and the Security Trustee, in such form as the Borrowers and the Agent may agree;

“Mortgage” means, in relation to a Ship, the first preferred Panamanian ship mortgage on that Ship to be executed by the relevant Borrower in favour of the Security Trustee, in such form as the relevant Borrower and the Agent may agree and fully cross-collateralised with the Mortgages over the other Ships;

“Multiparty Deed” means, in relation to a Ship, a deed containing amongst other things (i) an assignment of the relevant Borrower’s interest in the Earnings, the Insurances and any Requisition Compensation of that Ship, (ii) an assignment of the relevant Borrower’s rights under the relevant Bareboat Charter and the Second Sub-Time Charter (iii) an assignment of the Bareboat Charterer’s interest in the Insurances of that Ship and the relevant Time Charter, (iv) an assignment of the Time Charterer’s rights under the First Sub-Time Charter and (v) an assignment of TBS Worldwide’s rights under the TBS Worldwide Time Charters to be made by and between the relevant Borrower, the Bareboat Charterer the, Time Charterer, TBS Worldwide and the Security Trustee, in such form as the relevant Borrower and the Agent may agree;

“Negotiation Period” has the meaning given in Clause 5.10;

“Other Pre-delivery Security Assignments” means the Pre-delivery Security Assignments as defined in the Guarantee Facility Agreement;

“Overall Agreement” means the overall agreement dated 24 February 2007 relating to the Shipbuilding Contracts and made between the Corporate Guarantor and the Seller;

“Payment Currency” has the meaning given in Clause 21.4;

“Permitted Security Interests” means:

(a)	Security Interests created by the Finance Documents and the Other Pre-delivery Security Assignments;

(b)	liens for unpaid master’s and crew’s wages in accordance with usual maritime practice;

(c)	liens for salvage;

(d)	liens arising by operation of law for not more than 2 months’ prepaid hire under any charter in relation to a Ship not prohibited by this Agreement;

(e)
liens for master’s disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the relevant Borrower in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 14.12(g);

(f)
any Security Interest created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses while the relevant Borrower is actively prosecuting or defending such proceedings or arbitration in good faith; and

(g)
Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

“Pertinent Jurisdiction”, in relation to a company, means:

(a)	England and Wales;

(b)	the country under the laws of which the company is incorporated or formed;

(c)	a country in which the company’s central management and control is or has recently been exercised;

(d)	a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(e)
a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and

(f)
a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c);

“Potential Event of Default” means an event or circumstance which, with the giving of any notice, the lapse of time, a determination (where required) of the Majority Lenders and/or the satisfaction of any other condition, would constitute an Event of Default;

“Predelivery Security Assignment” means, in relation to each Shipbuilding Contract and corresponding Refund Guarantees, an assignment of the relevant Borrower’s rights under such Shipbuilding Contract and Refund Guarantees to be executed by the relevant Borrower in favour of the Security Trustee in such form as the relevant Borrower and the Agent may agree;

“Quotation Date” means, in relation to any Interest Period (or any other period for which an interest rate is to be determined under any provision of a Finance Document), the day on which quotations would ordinarily be given by leading banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period or other period;

“Reference Banks” means, subject to Clause 26.16, The Royal Bank of Scotland plc, Citibank and Bank of America;

“Refund Guarantee” means, in relation to each Ship, each refund guarantee issued by the Refund Guarantor in favour of the relevant Borrower pursuant to the Shipbuilding Agreement in respect of such Ship;

“Refund Guarantor” means Bank of Communications acting through its branch at 33 Jin Rong Da Jie, Xichang District, Beijing 100032, The People's Republic of China;

“Related Party Charters” means, in relation to a Ship, the Bareboat Charter, the Time Charter, the First Sub-Time Charter, the Second Sub-Time Charter and the TBS Worldwide Time Charters in relation to such Ship and which are the subject of the assignments under the relevant Multiparty Deed;

“Relevant Person” has the meaning given in Clause 19.9;

“Repayment Date” means a date on which a repayment is required to be made under Clause 8;

“Requisition Compensation” includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of “Total Loss”;

“Second Sub-Time Charter” means in relation to each Ship, the time charter made or to be made between the relevant Borrower and TBS Worldwide in respect of such Ship;

“Secured Liabilities” means all liabilities which the Borrowers, the Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or in connection with any Finance Document or any judgment relating to any Finance Document; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

“Security Interest” means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or assignment by way of security or any other security interest of any kind;

(b)	the security rights of a plaintiff under an action in rem; and

(c)
any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

“Security Party” means the Borrowers and the Corporate Guarantor and any person who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the last paragraph of the definition of “Finance Documents” but for the avoidance of doubt “Security Party” shall not include any Creditor Party, the Mandated Lead Arranger, the Bookrunner, the Issuing Bank, the Bareboat Charterer, the Time Charterer, TBS Pacific Liner, TBS Worldwide and the Approved Managers;

“Security Period” means the period commencing on the date of this Agreement and ending on the date on which the Agent notifies the Borrowers, the Security Parties and the Lenders that:

(a)	all amounts which have become due for payment by the Borrowers or any Security Party under the Finance Documents have been paid;

(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document;

(c)	none of the Borrowers nor any Security Party has any future or contingent liability under Clause 20, 21 or 22 or any other provision of this Agreement or another Finance Document; and

(d)
the Agent, the Security Trustee and the Majority Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of a Borrower or a Security Party or in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document;

“Security Trustee” means The Royal Bank of Scotland plc, acting in such capacity through its office at Level 5, 135 Bishopsgate, London EC2M 3UR, or any successor of it appointed under clause 5 of the Agency and Trust Agreement;

“Seller” means together China Communications and the Builder;

“Servicing Bank” means the Agent or the Security Trustee;

“Ships” means together Ship A, Ship B, Ship C, Ship D, Ship E and Ship F and, in the singular, means any of them;

“Ship A” means the multipurpose bulk carrier of about 35,000 dwt having Builder’s Hull No. NYHS200720 to be constructed and sold by the Seller and to be purchased by Borrower A pursuant to the relevant Shipbuilding Contract and upon delivery to be registered in the name of Borrower A with the (Panamanian registry and bareboat registered in the name of the Bareboat Charterer under the Philippines flag;

“Ship B” means the multipurpose bulk carrier of about 35,000 dwt having Builder’s Hull No. NYHS200721 to be constructed and sold by the Seller and to be purchased by Borrower B pursuant to the relevant Shipbuilding Contract and upon delivery to be registered in the name of Borrower B with the (Panamanian registry and bareboat registered in the name of the Bareboat Charterer under the Philippines flag;

“Ship C” means the multipurpose bulk carrier of about 35,000 dwt having Builder’s Hull No. NYHS200722 to be constructed and sold by the Seller and to be purchased by Borrower C pursuant to the relevant Shipbuilding Contract and upon delivery to be registered in the name of Borrower C with the (Panamanian registry and bareboat registered in the name of the Bareboat Charterer under the Philippines flag;

“Ship D” means the multipurpose bulk carrier of about 35,000 dwt having Builder’s Hull No. NYHS200723 to be constructed and sold by the Seller and to be purchased by Borrower D pursuant to the relevant Shipbuilding Contract and upon delivery to be registered in the name of Borrower D with the (Panamanian registry and bareboat registered in the name of the Bareboat Charterer under the Philippines flag;

“Ship E” means the multipurpose bulk carrier of about 35,000 dwt having Builder’s Hull No. NYHS200724 to be constructed and sold by the Seller and to be purchased by Borrower E pursuant to the relevant Shipbuilding Contract and upon delivery to be registered in the name of Borrower E with the (Panamanian registry and bareboat registered in the name of the Bareboat Charterer under the Philippines flag;

“Ship F” means the multipurpose bulk carrier of about 35,000 dwt having Builder’s Hull No. NYHS200725 to be constructed and sold by the Seller and to be purchased by Borrower F pursuant to the relevant Shipbuilding Contract and upon delivery to be registered in the name of Borrower F with the (Panamanian registry and bareboat registered in the name of the Bareboat Charterer under the Philippines flag;

“Shipbuilding Contract” means, in relation to Ship A, the shipbuilding contract dated 24 February 2007 made between the Seller and Borrower A in respect of such Ship, in relation to Ship B, the shipbuilding contract dated 24 February 2007 made between the Seller and Borrower B in respect of such Ship, in relation to Ship C, the shipbuilding contract dated 24 February 2007 made between the Seller and Borrower C in respect of such Ship, in relation to Ship D, the shipbuilding contract dated 24 February 2007 made between the Seller and Borrower D in respect of such Ship, in relation to Ship E, the shipbuilding contract dated 24 February 2007 made between the Seller and Borrower E in respect of such Ship, in relation to Ship F, the shipbuilding contract dated 24 February 2007 made between the Seller and Borrower F in respect of such Ship and, in each case, as supplemented by the Overall Agreement;

“Standby Earnings Account” means an account in the name of TBS Pacific Liner with the Agent at Shipping Business Centre, 5-10 Great Tower Street, London EC3P 3HX designated with such designation as the Agent may allocate upon its opening or any other account (with that or another office of the Agent or with a bank or financial institutions other than the Agent) which is designated by the Agent as the Standby Earnings Account for the purposes of this Agreement;

“Swap Bank” means The Royal Bank of Scotland plc acting in such capacity through its office at 135 Bishopsgate, London EC2M 3UR and its successors in title and assigns under the Master Agreement;

“Swap Facility” means the interest rate swap facility made or to be made available by the Swap Bank to the Borrowers under the Master Agreement;

“TBS Pacific Liner” means TBS Pacific Liner, Ltd. being a corporation organised and existing under the laws of the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960;

“TBS Worldwide” means TBS Worldwide Services Inc being a corporation organised and existing under the laws of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960;

“TBS Worldwide Time Charters” means, in relation to each Ship, the time charters entered or to be entered into between TBS Worldwide and other subsidiaries of the Corporate Guarantor pursuant to which TBS Worldwide has agreed or shall agree to let, and such charterers have agreed or shall agree to hire, such Ship on time charter;

“Time Charter” means, in relation to each Ship, the time charter made or to be made between the Bareboat Charterer and the Time Charterer in respect of such Ship;

“Time Charterer” means Pacific Rim Shipping Corp., a company incorporated in the Marshall Islands whose principal office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960;

“Total Loss” means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of the Ship;

(b)
any expropriation, confiscation, requisition or acquisition of the Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 1 month redelivered to the full control of the Borrower owning the Ship; and

(c)	any condemnation of the Ship by any tribunal or by any person or person claiming to be a tribunal; and

(d)	any arrest, capture, seizure or detention of the Ship (including any hijacking or theft) unless it is within 1 month redelivered to the full control of the Borrower owning the Ship;

“Total Loss Date” means, in relation to a Ship:

(a)	in the case of an actual loss of the Ship, the date on which it occurred or, if that is unknown, the date when the Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Ship, the earliest of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Borrower owning the Ship with the Ship’s insurers in which the insurers agree to treat the Ship as a total loss; and

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred;

“Transaction” means a Transaction as defined in the introductory paragraph of the Master Agreement;

“Transfer Certificate” has the meaning given in Clause 26.2; and

“Transfer Date” means, in relation to a transfer, the later of:

(a)	the proposed transfer date specified in the Transfer Certificate; and

(b)	the date on which the Agent executes the Transfer Certificate under Clause 26.3.

1.2	Construction of certain terms. In this Agreement:

“administration notice” means a notice appointing an administrator, a notice of intended appointment and any other notice which is required by law (generally or in the case concerned) to be filed with the court or given to a person prior to, or in connection with, the appointment of an administrator;

“approved” means, for the purposes of Clause 13, approved in writing by the Agent;

“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

“company” includes any partnership, joint venture and unincorporated association;

“consent” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;

“document” includes a deed; also a letter or fax;

“excess risks” means, in relation to a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims;

“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation, directive, decision or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

“liability” includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

“months” shall be construed in accordance with Clause 1.3;

“obligatory insurances” means, in relation to a Ship, all insurances effected, or which the Borrower owning the Ship is obliged to effect, under Clause 13 or any other provision of this Agreement or another Finance Document;

“parent company” has the meaning given in Clause 1.4;

“person” includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 1 of the Institute Time Clauses (Hulls)(1/10/83) or clause 8 of the Institute Time Clauses (Hulls)(1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

“regulation” includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

“subsidiary” has the meaning given in Clause 1.4;

“tax” includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine; and

“war risks” includes the risk of mines and all risks excluded by clause 23 of the Institute Time Clauses (Hulls)(1/10/83) or clause 24 of the Institute Time Clauses (Hulls) (1/11/1995).

1.3
Meaning of “month”. A period of one or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)
on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)
on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

and “month” and “monthly” shall be construed accordingly.

1.4	Meaning of “subsidiary”. A company (S) is a subsidiary of another company (P) if:

(a)
a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c)	P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P;

and any company of which S is a subsidiary is a parent company of S.

1.5	General Interpretation. In this Agreement:

(a)
references in Clause 1.1 to a Finance Document or any other document being in the form of a particular appendix include references to that form with any modifications to that form which the Agent (with the authorisation of the Majority Lenders in the case of substantial modifications) approves or reasonably requires;

(b)	references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(c)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;

(d)	words denoting the singular number shall include the plural and vice versa; and

(e)	Clauses 1.1 to 1.5 apply unless the contrary intention appears.

1.6	Headings. In interpreting a Finance Document or any provision of a Finance Document, all clause, sub-clause and other headings in that and any other Finance Document shall be entirely disregarded.

2	LOAN FACILITy

2.1
Amount of facilities. Subject to the other provisions of this Agreement, the Lenders shall make available to the Borrowers the Loan Facility in an amount of up to $150,000,000 which shall be made available in the following Advances:

(i)	five Advances in an aggregate amount of up to $25,000,000 to enable Borrower A to finance its acquisition of Ship A as follows:

(A)	$5,000,000 to enable Borrower A to meet the first stage payment (contract signing) of the Contract Price payable under the Shipbuilding Contract in respect of Ship A;

(B)	$5,000,000 to enable Borrower A to meet the second stage payment (steel cutting) of the Contract Price payable under the Shipbuilding Contract in respect of Ship A;

(C)	$5,000,000 to enable Borrower A to meet the third stage payment (keel laying) of the Contract Price payable under the Shipbuilding Contract in respect of Ship A;

(D)	$5,000,000 to enable Borrower A to meet the fourth stage payment (launching) of the Contract Price payable under the Shipbuilding Contract in respect of Ship A;

(E)	$5,000,000 to enable Borrower A to meet the final delivery payment of the Contract Price payable under the Shipbuilding Contract in respect of Ship A (the “Loan A Delivery Advance”);

(ii)	five Advances in an aggregate amount of $25,000,000 to enable Borrower B to finance its acquisition of Ship B as follows:

(A)	$5,000,000 to enable Borrower B to meet the first stage payment (contract signing) of the Contract Price payable under the Shipbuilding Contract in respect of Ship B;

(B)	$5,000,000 to enable Borrower B to meet the second stage payment (steel cutting) of the Contract Price payable under the Shipbuilding Agreement in respect of Ship B;

(C)	$5,000,000 to enable Borrower B to meet the third stage payment (keel laying) of the Contract Price payable under the Shipbuilding Contract in respect of Ship B;

(D)	$5,000,000 to enable Borrower B to meet the fourth stage payment (launching) of the Contract Price payable under the Shipbuilding Contract in respect of Ship B;

(E)	$5,000,000 to enable Borrower B to meet the final delivery payment of the Contract Price payable under the Shipbuilding Contract in respect of Ship B (the “Loan B Delivery Advance”);

(iii)	five Advances in an aggregate amount of up to $25,000,000 to enable Borrower C to finance its acquisition of Ship C as follows:

(A)	$5,000,000 to enable Borrower C to meet the first stage payment (contract signing) of the Contract Price payable under the Shipbuilding Contract in respect of Ship C;

(B)	$5,000,000 to enable Borrower C to meet the second stage payment (steel cutting) of the Contract Price payable under the Shipbuilding Agreement in respect of Ship C;

(C)	$5,000,000 to enable Borrower C to meet the third stage payment (keel laying) of the Contract Price payable under the Shipbuilding Contract in respect of Ship C;

(D)	$5,000,000 to enable Borrower C to meet the fourth stage payment (launching) of the Contract Price payable under the Shipbuilding Contract in respect of Ship C;

(E)	$5,000,000 to enable Borrower C to meet the final delivery payment of the Contract Price payable under the Shipbuilding Contract in respect of Ship C (the “Loan C Delivery Advance”);

(iv)	five Advances in an aggregate amount of up to $25,000,000 to enable Borrower D to finance its acquisition of Ship D as follows:

(A)	$5,000,000 to enable Borrower D to meet the first stage payment (contract signing) of the Contract Price payable under the Shipbuilding Contract in respect of Ship D;

(B)	$5,000,000 to reimburse Borrower D the second stage payment (steel cutting) of the Contract Price payable under the Shipbuilding Contract in respect of Ship D;

(C)	$5,000,000 to enable Borrower D to meet the third stage payment (keel laying) of the Contract Price payable under the Shipbuilding Contract in respect of Ship D;

(D)	$5,000,000 to enable Borrower D to meet the fourth stage payment (launching) of the Contract Price payable under the Shipbuilding Contract in respect of Ship D;

(E)	$5,000,000 to enable Borrower D to meet the final delivery payment of the Contract Price payable under the Shipbuilding Contract in respect of Ship D; (the “Loan D Delivery Advance”);

(v)	five Advances in an aggregate amount of up to $25,000,000 to enable Borrower E to finance its acquisition of Ship E as follows:

(A)	$5,000,000 to enable Borrower E to meet the first stage payment (contract signing) of the Contract Price payable under the Shipbuilding Contract in respect of Ship E;

(B)	$5,000,000 to reimburse Borrower E the second stage payment (steel cutting) of the Contract Price payable under the Shipbuilding Contract in respect of Ship E;

(C)	$5,000,000 to enable Borrower E to meet the third stage payment (keel laying) of the Contract Price payable under the Shipbuilding Contract in respect of Ship E;

(D)	$5,000,000 to enable Borrower E to meet the fourth stage payment (launching) of the Contract Price payable under the Shipbuilding Contract in respect of Ship E;

(E)	$5,000,000 to enable Borrower E to meet the final delivery payment of the Contract Price payable under the Shipbuilding Contract in respect of Ship E; (the “Loan E Delivery Advance”);

(vi)	five Advances in an aggregate amount of up to $25,000,000 to enable Borrower F to finance its acquisition of Ship F as follows:

(A)	$5,000,000 to enable Borrower F to meet the first stage payment (contract signing) of the Contract Price payable under the Shipbuilding Contract in respect of Ship F;

(B)	$5,000,000 to reimburse Borrower F the second stage payment (steel cutting) of the Contract Price payable under the Shipbuilding Contract in respect of Ship F;

(C)	$5,000,000 to enable Borrower F to meet the third stage payment (keel laying) of the Contract Price payable under the Shipbuilding Contract in respect of Ship F;

(D)	$5,000,000 to enable Borrower F to meet the fourth stage payment (launching) of the Contract Price payable under the Shipbuilding Contract in respect of Ship F;

(E)	$5,000,000 to enable Borrower F to meet the final delivery payment of the Contract Price payable under the Shipbuilding Contract in respect of Ship F; (the “Loan F Delivery Advance”);

2.2
Lenders’ participations. Subject to the other provisions of this Agreement, each Lender shall participate in each Advance in the proportion which, as at the relevant Drawdown Date, its Commitment bears to the Total Commitments;

2.3	Purpose of Advances. The Borrowers undertake with each Creditor Party to use each Advance only for the respective purposes stated in the preamble of this Agreement.

3	POSITION OF THE LENDERS AND THE SWAP BANK

3.1	Interests of Creditor Parties several. The rights of the Creditor Parties under this Agreement are several.

3.2
Individual Creditor Parties’ right of action. Each Lender and the Swap Bank shall be entitled to sue for any amount which has become due and payable by the Borrowers to it under this Agreement without joining the Agent, the Security Trustee or any other Creditor Party as additional parties in the proceedings.

3.3
Proceedings by individual Creditor Party requiring Majority Lenders’ consent. Except as provided in Clause 3.2, neither the Swap Bank nor any Lender may commence proceedings against the Borrowers or any Security Party in connection with a Finance Document without the prior consent of the Majority Lenders.

3.4
Obligations of Creditor Parties several. The obligations of the Lenders and the Swap Bank under this Agreement are several; and a failure of a Lender or the Swap Bank to perform its obligations under this Agreement shall not result in:

(a)	the obligations of the other Lenders or the Swap Bank being increased; nor

(b)	any Borrower, any Security Party, any other Lender or the Swap Bank being discharged (in whole or in part) from its obligations under any Finance Document;

and in no circumstances shall a Lender or the Swap Bank have any responsibility for a failure of another Lender or the Swap Bank (as the case may be) to perform its obligations under this Agreement.

3.5	Ranking of Swap Facility. It is agreed by the Borrowers and the Creditor Parties that the Swap Facility and all amounts payable thereunder shall rank in priority after the Loan Facility.

4	DRAWDOWN

4.1
Request for an Advance. Subject to the following conditions, a Borrower may request that an Advance be made by ensuring that the Agent receives a completed Drawdown Notice not later than 11.00 a.m. (London time) 3 Business Days prior to the intended Drawdown Date.

4.2	Availability. The conditions referred to in Clause 4.1 are that:

(a)

(i)	the Drawdown Date for such Advance has to be a Business Day during the Availability Period for the relevant Loan;

(ii)	the aggregate amount of the Advances shall not exceed the Total Commitments;

(iii)
in the case of a Delivery Advance of a Loan, the amount of such Delivery Advance when aggregated with each of the other Advances made in relation to that Loan shall not exceed 75% of the valuation of the relevant Ship to be obtained pursuant to Schedule 3, Part C, Item 4 and if such test is not met the amount of such Delivery Advance shall be correspondingly reduced.

(b)

(i)	no Event of Default or Potential Event of Default has occurred and is continuing or might result from the making of the relevant Advance;

(ii)
the representations and warranties of the Borrowers in Clause 10 and those of the Borrowers or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on the date of the relevant Drawdown Notice or the relevant Drawdown Date with reference to the circumstances then existing;

(iii)
that if the ratio set out in Clause 15.1 were applied immediately following the making of the Advance the Borrowers would not be obliged to provide additional security or prepay part of the Loans under that Clause and if the Borrowers would be so obliged the amount of the Advance to be made shall be correspondingly reduced.

4.3	Notification to Lenders of receipt of a Drawdown Notice. The Agent shall promptly notify the Lenders that it has received a Drawdown Notice and shall inform each Lender of:

(a)	the amount of the Advance and the Drawdown Date;

(b)	the amount of that Lender’s participation in the relevant Advance; and

(c)	the duration of the first Interest Period for the relevant Advance.

4.4
Drawdown Notice irrevocable. A Drawdown Notice must be signed by a director, officer or, if agreed by the Agent, a duly authorised attorney-in-fact of the Borrowers; and once served, a Drawdown Notice cannot be revoked without the prior consent of the Agent, acting on the authority of the Majority Lenders.

4.5
Lenders to make available Contributions. Subject to the provisions of this Agreement, each Lender shall, on and with value on each Drawdown Date, make available to the Agent for the account of the Borrowers the amount due from that Lender on that Drawdown Date under Clause 2.2.

4.6
Disbursement of Advance. Subject to the provisions of this Agreement, the Agent shall on each Drawdown Date pay to the Borrowers the amounts which the Agent receives from the Lenders under Clause 4.5; and that payment to the Borrowers shall be made:

(a)	to the account which the Borrowers specifies in the Drawdown Notice; and

(b)	in the like funds as the Agent received the payments from the Lenders.

4.7
Disbursement of an Advance to third party. The payment by the Agent under Clause 4.6 shall constitute the making of the Advance and each Borrower shall at that time become indebted, as a principal and direct obligor, to each Lender in an amount equal to that Lender’s Contribution.

5	INTEREST

5.1
Payment of normal interest. Subject to the provisions of this Agreement, interest on an Advance in respect of each Interest Period applicable to it shall be paid by the Borrowers on the last day of that Interest Period.

5.2
Normal rate of interest. Subject to the provisions of this Agreement, the rate of interest on each Advance in respect of an Interest Period shall be the aggregate of the Margin, the Mandatory Cost (if any) and LIBOR for that Interest Period.

5.3
Payment of accrued interest. In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

5.4	Notification of Interest Periods and rates of normal interest. The Agent shall (subject to Clause 6.2(a) notify the Borrowers and each Lender of:

(a)	each rate of interest; and

(b)	the duration of each Interest Period;

as soon as reasonably practicable after each is determined.

5.5
Obligation of Reference Banks to quote. A Reference Bank which is a Lender shall use all reasonable efforts to supply the quotation required of it for the purposes of fixing a rate of interest under this Agreement.

5.6
Absence of quotations by Reference Banks. If any Reference Bank fails to supply a quotation, the Agent shall determine the relevant LIBOR on the basis of the quotations supplied by the other Reference Bank or Banks; but if 2 or more of the Reference Banks fail to provide a quotation, the relevant rate of interest shall be set in accordance with the following provisions of this Clause 5.

5.7	Market disruption. The following provisions of this Clause 5 apply if:

(a)
no rate is quoted on REUTERS BBA Page LIBOR 01 and the Reference Banks do not, before 1.00 p.m. (London time) on the Quotation Date for an Interest Period, provide quotations to the Agent in order to fix LIBOR; or

(b)
at least 1 Business Day before the start of an Interest Period, Lenders having Contributions together amounting to more than 66.66 per cent. of the Loans (or, if an Advance has not been made, Commitments amounting to more than 66.66 per cent. of the Total Commitments) notify the Agent that LIBOR fixed by the Agent would not accurately reflect the cost to those Lenders of funding their respective Contributions (or any part of them) during the Interest Period in the London Interbank Market at or about 11.00 a.m. (London time) on the Quotation Date for the Interest Period; or

(c)
at least 1 Business Day before the start of an Interest Period, the Agent is notified by a Lender (the “Affected Lender”) that for any reason it is unable to obtain Dollars in the London Interbank Market in order to fund its Contribution (or any part of it) during the Interest Period.

5.8	Notification of market disruption. The Agent shall promptly notify the Borrowers and each of the Lenders stating the circumstances falling within Clause 5.7 which have caused its notice to be given.

5.9	Suspension of drawdown. If the Agent’s notice under Clause 5.8 is served before an Advance is made:

(a)	in a case falling within Clauses 5.7(a) or 5.7(b), the Lenders’ obligations to make the Advance;

(b)	in a case falling within Clause 5.7(c), the Affected Lender’s obligation to participate in the Advance;

shall be suspended while the circumstances referred to in the Agent’s notice continue.

5.10
Negotiation of alternative rate of interest. If the Agent’s notice under Clause 5.8 is served after an Advance is made, the Borrowers, the Agent and the Lenders or (as the case may be) the Affected Lender shall use reasonable endeavours to agree, within the 30 days after the date on which the Agent serves its notice under Clause 5.8 (the “Negotiation Period”), an alternative interest rate or (as the case may be) an alternative basis for the Lenders or (as the case may be) the Affected Lender to fund or continue to fund their or its Contribution during the Interest Period concerned.

5.11
Application of agreed alternative rate of interest. Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

5.12
Alternative rate of interest in absence of agreement. If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Agent shall, with the agreement of each Lender or (as the case may be) the Affected Lender, set an interest period and interest rate representing the cost of funding of the Lenders or (as the case may be) the Affected Lender in Dollars or in any available currency of their or its Contribution plus the Margin; and the procedure provided for by this Clause 5.12 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Agent. Once the circumstances giving rise to the invoking of Clauses 5.7 through 5.12 have ceased the Agent and the Lenders shall return to the normal method of calculating the interest rate hereunder.

5.13
Notice of prepayment. If the Borrowers do not agree with an interest rate set by the Agent under Clause 5.12, the Borrowers may give the Agent not less than 14 Business Days’ notice of their intention to prepay the Loans or the Affected Lender’s Contribution (as the case may require) at the end of the interest period set by the Agent.

5.14
Prepayment; termination of Commitments. A notice under Clause 5.13 shall be irrevocable; the Agent shall promptly notify the Lenders or (as the case may require) the Affected Lender of the Borrowers’ notice of intended prepayment; and:

(a)	on the date on which the Agent serves that notice, the Total Commitments or (as the case may require) the Commitment of the Affected Lender shall be cancelled; and

(b)
on the last Business Day of the interest period set by the Agent, the Borrowers shall prepay (without premium or penalty) the Loans or, as the case may be, the Affected Lender’s Contribution, together with accrued interest thereon at the applicable rate plus the Margin.

5.15	Amounts payable upon prepayment etc. The provisions of Clauses 8.9 to 8.12 inclusive shall apply in relation to the prepayment.

5.16	Designated Transactions under the Master Agreement.

(a)
The Borrowers have entered into the Master Agreement with the Swap Bank and, pursuant thereto, may at any time conclude Designated Transactions, for the purpose of swapping their interest payment obligations under this Agreement in relation to the Loan Facility.

(b)	In relation to the Master Agreement, the Borrowers hereby agree and undertake throughout the Security Period:

(i)
only to use Designated Transactions concluded under the Master Agreement for the purpose of swapping their interest payment obligations under this Clause 5 in relation to the Loan Facility from LIBOR-based funding to longer-term fixed rate funding; and

(ii)
not to conclude Designated Transactions which would result, at any time during the Security Period, in the notional principal amount of all Designated Transactions then remaining exceeding the aggregate amount of the Loans, as reduced from time to time pursuant to Clause 8.

(c)
The Lenders agree that, to enable the Borrowers to secure their obligations to the Swap Bank under the Master Agreement, the security of the Corporate Guarantee, the Mortgages, the Multiparty Deeds, the Predelivery Security Assignments and Account Security Deed in respect of each of the Ships shall be held by the Security Trustee not only to secure the Borrowers’ obligations under this Agreement but also the Borrower’s obligations under the Master Agreement on the terms set out in Clause 18.

6	INTEREST PERIODS

6.1
Commencement of Interest Periods. The first Interest Period applicable to an Advance shall commence on the Drawdown Date for that Advance and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

6.2	Duration of normal Interest Periods. Subject to Clauses 6.3 and 6.4, each Interest Period shall be:

(a)	1, 3 or 6 months as notified by the Borrowers to the Agent not later than 11.00 a.m. (London time) 3 Business Days before the commencement of the Interest Period; or

(b)
in the case of the first Interest Period applicable to any Advance of a Loan other than the first such Advance of such Loan, a period ending on the last day of the Interest Period applicable to the first Advance of that Loan then current, whereupon all such Advances of that Loan shall be consolidated and treated as a single Advance;

(c)	3 months, if the Borrowers fail to notify the Agent by the time specified in paragraph (a); or

(d)	such other period as the Agent may, with the authorisation of the Majority Lenders, agree with the Borrowers.

6.3	Duration of Interest Periods for repayment instalments. In respect of an amount due to be repaid under Clause 8 on a particular Repayment Date, an Interest Period shall end on that Repayment Date.

6.4
Non-availability of matching deposits for Interest Period selected. If, after the Borrowers have selected and the Lenders have agreed an Interest Period longer than 6 months, any Lender notifies the Agent by 11.00 a.m. (London time) on the third Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be of 6 months.

7	DEFAULT INTEREST

7.1
Payment of default interest on overdue amounts. The Borrowers shall pay interest in accordance with the following provisions of this Clause 7 on any amount payable by the Borrowers under any Finance Document which the relevant Creditor Party does not receive on or before the relevant date, that is:

(a)	the date on which the Finance Documents provide that such amount is due for payment; or

(b)	if a Finance Document provides that such amount is payable on demand, the date on which the demand is served on the Borrowers; or

(c)	if such amount has become immediately due and payable under Clause 19.4, the date on which it became immediately due and payable.

7.2
Default rate of interest. Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Agent to be 1.5 per cent. above:

(a)	in the case of an overdue amount of principal, the higher of the rates set out at Clauses 7.3(a) and (b); or

(b)	in the case of any other overdue amount, the rate set out at Clause 7.3(b).

7.3	Calculation of default rate of interest. The rates referred to in Clause 7.2 are:

(a)	the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period applicable to it);

(b)	the aggregate of the Margin and the Mandatory Cost (if any) plus, in respect of successive periods of any duration (including at call) up to 3 months which the Agent may select from time to time:

(i)	LIBOR; or

(ii)
if the Agent (after consultation with the Reference Banks) determines that Dollar deposits for any such period are not being made available to any Reference Bank by leading banks in the London Interbank Market in the ordinary course of business, a rate from time to time determined by the Agent by reference to the cost of funds to the Reference Banks from such other sources as the Agent (after consultation with the Reference Banks) may from time to time determine.

7.4
Notification of interest periods and default rates. The Agent shall promptly notify the Lenders and the Borrowers of each interest rate determined by the Agent under Clause 7.3 and of each period selected by the Agent for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that the Borrowers are liable to pay such interest only with effect from the date of the Agent’s notification.

7.5
Payment of accrued default interest. Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined; and the payment shall be made to the Agent for the account of the Creditor Party to which the overdue amount is due.

7.6	Compounding of default interest. Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.

7.7
Application to Master Agreement. For the avoidance of doubt, this Clause 7 does not apply to any amount payable under the Master Agreement in respect of any continuing Designated Transaction as to which section 2(e) (Default Interest; Other Amounts) of the Master Agreement shall apply.

8	REPAYMENT AND PREPAYMENT

8.1	Repayment of Loans. The Borrowers shall repay the Loans in the instalments and on the repayment dates set out in Schedule 5.

8.2
Final Repayment Date. On the Final Repayment Date in respect of a Loan, the Borrowers shall additionally pay to the Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document in respect of that Loan.

8.3	Voluntary prepayment. Subject to the following conditions, the Borrowers may prepay the whole or any part of a Loan.

8.4	Conditions for voluntary prepayment. The conditions referred to in Clause 8.3 are that:

(a)	a partial prepayment shall be in a minimum amount of $2,500,000 (and in integral multiples of $500,000);

(b)	the Agent has received from the Borrowers at least 7 Business Days’ prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made; and

(c)
the Borrowers have provided evidence satisfactory to the Agent that any consent required by the Borrowers in connection with the prepayment has been obtained and remains in force, and that any official regulation relevant to this Agreement which affects the Borrowers has been complied with.

8.5
Effect of notice of prepayment. A prepayment notice may not be withdrawn or amended without the consent of the Agent, given with the authorisation of the Majority Lenders, and the amount specified in the prepayment notice shall become due and payable by the Borrowers on the date for prepayment specified in the prepayment notice.

8.6
Notification of notice of prepayment. The Agent shall notify the Lenders promptly upon receiving a prepayment notice, and shall provide any Lender which so requests with a copy of any document delivered by the Borrowers under Clause 8.4(c).

8.7
Mandatory prepayment upon a Sale or Total Loss of a Ship. Without prejudice to the provisions of Clause 15, the Borrowers shall be obliged to make a prepayment in respect of the Loans if a Ship is sold or becomes a Total Loss or on the occurrence of one of the events set out in Clause 8.13 in relation to a Shipbuilding Contract:

(a)	in the case of a sale, on or before the date on which the sale is completed by delivery of the Ship to the buyer; or

(b)
in the case of a Total Loss, on the earlier of the date falling 120 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss; or

(c)	in the case of the occurrence of one of the events set out in Clause 8.13 in relation to a Shipbuilding Contract, on demand by the Agent,

and in any such case the amount to be prepaid in respect of the Loans shall be the greater of:

(i)	the Loan relative to that Ship or that Shipbuilding Contract; and

(ii)
such sum as is necessary to ensure that, in relation to the remaining amount of the Loans and the remaining Ship or Ships immediately after such prepayment, the same asset cover ratio (calculated as per Clause 15.3) applies as applied immediately prior to such prepayment or, if higher, such sum as shall ensure that the requirements of Clause 15.1 are then complied with.

8.8
Mandatory prepayment upon a change of control. If there is a change of ownership of the shares in the Corporate Guarantor or any Borrower such that an individual or company (or group of individuals and/or companies acting in concert) which does not at the date of this Agreement control the Corporate Guarantor or that Borrower acquires control of the Corporate Guarantor or that Borrower:

(i)	the Borrowers shall promptly notify the Agent upon becoming aware of that event; and

(ii)
a Lender shall not be obliged to fund an Advance requested in a Drawdown Notice and (unless the Agent has previously given its written consent to such change of control acting on the instruction of all the Lenders) a Lender, by not less than 10 days’ notice to the Borrowers and the other Lenders, may cancel its Available Commitment and require repayment of all of its Contribution immediately.

For the purpose of this Clause 8.8 “acting in concert” means actively co-operating pursuant to an agreement or understanding (whether formal or informal).

8.9
Amounts payable on prepayment. A prepayment shall be made together with accrued interest (and any other amount payable under Clause 21 or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an Interest Period together with any sums payable under Clause 21.1(b) but without premium or penalty.

8.10	Application of partial prepayment. Each partial prepayment of a Loan shall be applied against the repayment instalments of such Loan in inverse order of maturity.

8.11	No Reborrowing. No amount of the Loans prepaid may be reborrowed.

8.12
Unwinding of Designated Transactions. On or prior to any repayment or prepayment of the Loans under this Clause 8 or any other provision of this Agreement, the Borrowers shall wholly or partially reverse, offset, unwind or otherwise terminate one or more of the continuing Designated Transactions so that the notional principal amount of the continuing Designated Transactions thereafter remaining does not and will not in the future (taking into account the scheduled amortisation) exceed the amount of the Loans as reducing from time to time thereafter pursuant to Clause 8.1.

8.13	Prepayment pursuant to events arising in respect of the Shipbuilding Contracts. The events referred to in Clause 8.7(c) are:

(a)
the occurrence of any of the events referred to in Article(s) X or XI of any of the Shipbuilding Contracts and in the case where the relevant Borrower has rescinded such Shipbuilding Contract either the Security Trustee has received from the Seller or the Refund Guarantor all amounts to be refunded under such Shipbuilding Contract or a period of 30 days (or such longer period as the Agent may agree) has elapsed from the date of such rescission whichever is the earlier; or

(b)
any of the Shipbuilding Contracts being cancelled, terminated, rescinded or suspended or otherwise ceasing to remain in force for any reason and in the case where the relevant Borrower has rescinded such Shipbuilding Contract either the Security Trustee has received from the Seller or the Refund Guarantor all amounts to be refunded under such Shipbuilding Contract or a period of 30 days (or such longer period as the Agent may agree) has elapsed from the date of such rescission whichever is the earlier; or

(c)
any of the Shipbuilding Contracts being amended or varied without the prior written consent of the Majority Lenders except for any such amendments or variation as is permitted by this Agreement or any other relevant Finance Document; or

(d)
any Ship not for any reason being delivered to, and accepted by, the relevant Borrower under the relevant Shipbuilding Contract by the end of the Availability Period applicable to the Loan to which that Ship relates; or

(e)	the rights of the Borrowers under any of the Shipbuilding Contracts are sold, novated or assigned other than by way of security pursuant to the Finance Documents.

9	CONDITIONS PRECEDENT

9.1	Documents, fees and no default. Each Lender’s obligation to contribute to an Advance is subject to the following conditions precedent:

(a)	that, on or before the service of the first Drawdown Notice, the Agent receives the documents described in Part A of Schedule 3 in form and substance satisfactory to it;

(b)
that, on or before a Drawdown Date but prior to the making of an Advance (other than a Delivery Advance), the Agent receives the documents described in Part B of Schedule 3 in form and substance satisfactory to it;

(c)	that, on or before the Drawdown Date but prior to the drawdown of a Delivery Advance, the Agent receives the documents described in Part C of Schedule 3 in form and substance satisfactory to it;

(d)	that, on or before each Drawdown Date, the Agent has received all arrangement, commitment and agency fees accrued due and payable pursuant to Clause 20.1;

(e)	that at the date of each Drawdown Notice and on each Drawdown Date:

(i)	no Event of Default or Potential Event of Default has occurred and is continuing or would result from the borrowing of the relevant Advance;

(ii)
the representations and warranties in Clause 10.1 and those of the Borrowers or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing; and

(iii)	none of the circumstances contemplated by Clause 5.7 has occurred and is continuing;

(f)
that, if the ratio set out in Clause 15.1 were applied immediately following the making of the relevant Advance, the Borrowers would not be obliged to provide additional security or prepay part of the Loans; and

(g)
that the Agent has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Agent may, with the authorisation of the Majority Lenders, reasonably request by notice to the Borrowers prior to the Drawdown Date.

9.2
Waiver of conditions precedent. If all the Lenders or, in relation to a condition which the Agent determines is non-material, the Majority Lenders, at their discretion, permit an Advance to be borrowed before certain of the conditions referred to in Clause 9.1 are satisfied, the Borrowers shall ensure that those conditions are satisfied within 14 Business days after the Drawdown Date (or such longer period as the Agent may, with the authorisation of all the Lenders or (as the case may be) the Majority Lenders, specify).

9.3
Pre-positioning of delivery instalments under Shipbuilding Contracts. Notwithstanding the foregoing provisions of Clause 9, in the event a Delivery Advance is required to be drawndown prior to the satisfaction of the relevant conditions precedent set out in Schedule 3 and remitted to the Seller’s bank in accordance with Article II, 2.4 of the relevant Shipbuilding Contract, the Agent may with the authorisation of the Majority Lenders agree to remit such amount to the Seller’s bank prior to the satisfaction of such conditions precedent provided that:

(a)	the amount remitted shall be held by the Seller’s bank in an account to the order of the Agent;

(b)
such amount will only be released to the Seller upon the Seller’s presentation to the Seller’s bank of a copy of the protocol of delivery and acceptance for the relevant Ship in the form agreed between the Seller and the relevant Borrower and duly signed on behalf of the Agent by a person named in the Agent’s remittance instructions;

(c)
such amount so released may only be used for payment to the account of the Seller with the Seller’s bank in satisfaction of the delivery instalment referred to in Article II, 2.3(e) of the relevant Shipbuilding Contract;

(d)
in the event that none of the said amount so remitted is released in accordance with the Agent’s instructions or any part thereof is not so released the money held by the Seller’s bank ten (or such longer period as the Agent may agree) days after its receipt by the Seller’s bank is returned to the account specified in the Agent’s remittance instructions;

(e)	the relevant conditions precedent set out in Schedule 3 shall be satisfied simultaneously with any release to the Seller pursuant to (b) above; and

(f)
any amounts so remitted and returned pursuant to (d) above will be applied in or towards prepayment of the relevant Delivery Advance pursuant to Clause 8 but will continue to be available to the Borrowers for borrowing subject to the terms and conditions of this Agreement.

10	REPRESENTATIONS AND WARRANTIES

10.1	General. Each Borrower represents and warrants to each Creditor Party as follows.

10.2	Status. It is duly incorporated and validly existing and in good standing under the laws of the Marshall Islands.

10.3
Share capital and ownership. It has an authorised share capital of 500 registered and/or bearer shares without par value all of which shares have been issued, and the legal title and beneficial ownership of all those shares is held, free of any Security Interest or other claim, by Westbrook Holdings Ltd.

10.4	Corporate power. It has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)	to execute the Shipbuilding Contract to which it is a party, to purchase and pay for its Ship under that Shipbuilding Contract and to register such Ship in its name in the Panamanian Ship Registry;

(b)	to execute the Bareboat Charter to which it is a party and to bareboat charter its Ship to the Bareboat Charterer;

(c)	to execute the Finance Documents to which it is a party; and

(d)	to borrow under this Agreement and to make all the payments contemplated by, and to comply with, those Finance Documents.

10.5	Consents in force. All the consents referred to in Clause 10.4 remain in force and nothing to the best of the Borrower’s knowledge and belief has occurred which makes any of them liable to revocation.

10.6
Legal validity; effective Security Interests. The Finance Documents to which it is a party, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(a)	constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms; and

(b)	create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate;

subject to any relevant insolvency laws affecting creditors’ rights generally and subject to any qualifications as to matters of law which are specifically referred to in any legal opinion delivered to the Agent pursuant to Schedule 3.

10.7	No third party Security Interests. Without limiting the generality of Clause 10.6, at the time of the execution and delivery of each Finance Document:

(a)	the relevant Borrower or Borrowers which are a party to that Finance Document will have the right to create all the Security Interests which that Finance Document purports to create; and

(b)
no third party will to the best of the Borrower’s knowledge and belief have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which a Security Interest created by a Finance Document relates.

10.8
No conflicts. The execution by that Borrower of each Finance Document to which it is a party, and the borrowing by that Borrower of the Loans, and its compliance with each Finance Document to which it is a party will not involve or lead to a contravention of:

(a)	any law or regulation in force at the date of this Agreement; or

(b)	the constitutional documents of that Borrower; or

(c)	any contractual or other obligation or restriction which is binding on that Borrower or any of its assets.

10.9
No withholding taxes. No tax is imposed in any jurisdiction in which that Borrower is ordinarily resident for tax by way of withholding or deduction or otherwise on any payment to be made under this Agreement.

10.10	No default. No Event of Default or Potential Event of Default has occurred and is continuing.

10.11
Information. All information which has been provided in writing by or on behalf of the Borrowers or any Security Party to any Creditor Party in connection with any Finance Document was to the best of the Borrower’s knowledge and belief true and not misleading as at the time it was given and all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 11.7; and there has been no material adverse change in the financial position or state of affairs of the Borrowers from that disclosed in the latest of those accounts.

10.12
No litigation. No legal or administrative action involving the Borrowers (including action relating to any alleged or actual breach of the ISM Code or the ISPS Code) has been commenced or taken or, to that Borrower’s knowledge, is likely to be commenced or taken which, in either case, would be likely to have a material adverse effect on the Borrowers’ financial position or profitability.

10.13
Validity and completeness of Shipbuilding Contracts. Each Shipbuilding Contract constitutes valid, binding and enforceable obligations of the Seller and the relevant Borrower respectively in accordance with its terms subject to any relevant insolvency laws attaching creditors’ rights generally and:

(a)	each copy of the Shipbuilding Contracts delivered to the Agent before the date of this Agreement is a true and complete copy; and

(b)	no amendments or additions to the Shipbuilding Contracts have been agreed nor has any Borrower or the Seller waived any of their respective rights under the Shipbuilding Contracts.

10.14
No rebates etc. There is no agreement or understanding to allow or pay any rebate, premium, commission, discount or other benefit or payment (howsoever described) to the Borrowers, the Seller or a third party in connection with the purchase by the Borrowers of the Ships, other than as disclosed to the Agent in writing on or prior to the date of this Agreement.

10.15	Compliance with certain undertakings. At the date of this Agreement, each Borrower is in compliance with Clause 11.13 and (save as described in writing to the Agent) Clauses 11.4 and 11.9.

10.16	Taxes paid. Each Borrower has paid all taxes applicable to, or imposed on or in relation to it, its business or its Ships.

10.17
Money laundering. Without prejudice to the generality of Clause 2.3, in relation to the borrowing by the Borrowers of the Loan Facility, the performance and discharge of their obligations and liabilities under the Finance Documents, and the transactions and other arrangements affected or contemplated by the Finance Documents to which the Borrowers or any of them are a party, each Borrower confirms (i) that it is acting for its own account; (ii) that it will use the proceeds of the Loans for its own benefit, under its full responsibility and exclusively for the purposes specified in this Agreement; and (iii) that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure implemented and in force to combat “money laundering” (as defined in Article 1 of Directive (91/308/EEC) of the Council of the European Communities).

10.18	Conformity of Financial Covenants and Dividend Restrictions.

(a)	The financial covenants set out in Schedule 8 conform to the financial covenants given by the Corporate Guarantor and its subsidiaries under the Bank of America Facilities.

(b)	The dividend restrictions in Clause 11.21 conform in substance to the dividend restrictions imposed on the Corporate Guarantor under the Bank of America Facilities.

10.19
Charters with TBS Worldwide to which Borrowers are a party. Any charter which a Borrower shall enter into with TBS Worldwide shall be on terms comparable to, as far as charterhire is concerned, the time charter dated 10 May 2005, a copy of which was previously delivered to the Agent.

11	GENERAL UNDERTAKINGS AND FINANCIAL COVENANTS

11.1
General. Each Borrower undertakes with each Creditor Party to comply with the following provisions of this Clause 11 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

11.2
Title; negative pledge. Each Borrower will keep its rights under the Shipbuilding Contract and Refund Guarantees to which it is a party, and with effect from the Delivery Date of the Ship, will hold the legal title to, and own the entire beneficial interest in its Ship, its Insurances and Earnings, in each case free from all Security Interests and other interests and rights of every kind, except for Permitted Security Interests.

11.3
No disposal of assets. Save pursuant to the relevant Bareboat Charter or in the case of the disposal of a Ship or a Shipbuilding Contract where the provisions of Clause 8.7 are complied with, no Borrower will transfer, lease or otherwise dispose of:

(a)
its Ship or its rights under the Shipbuilding Contract to which it is a party or all or a substantial part of its other assets, whether by one transaction or a number of transactions, whether related or not; or

(b)	any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation.

11.4	No other liabilities or obligations to be incurred. No Borrower will incur any liability or obligation except

(a)
liabilities and obligations under the Shipbuilding Contract, the Bareboat Charter, the First Sub-Time Charter, the Second Sub-Time Charter, the Finance Documents, the Guarantee Facility Agreement and the Finance Documents (as defined in the Guarantee Facility Agreement) to which it is a party; and

(b)
liabilities or obligations incurred in the ordinary course of supervising the construction of, providing supplies for, operating and chartering its Ship (and for the avoidance of doubt the management fees payable by the Borrowers to the Approved Managers may be a permitted expense); and

(c)	provided the terms of Clause 12.3(c) are complied with, inter-company Indebtedness from other companies which are in the same ultimate beneficial ownership as the Borrowers.

11.5
Information provided to be accurate. All financial and other information which is provided in writing by or on behalf of each Borrower under or in connection with any Finance Document will to the best of that Borrower’s knowledge and belief be true and not misleading and will not omit any material fact or consideration which, if disclosed, would reasonably be expected to adversely affect the decision of a person considering whether to enter into this Agreement.

11.6	Provision of financial statements. Each Borrower will procure that there is sent to the Agent:

(a)
as soon as possible, but in no event later than 120 days after the end of each of the Corporate Guarantor’s financial years, the annual audited accounts of the Corporate Guarantor and its consolidated subsidiaries;

(b)	as soon as possible, but in no event later than 30 days after the end of each quarter in each of the Corporate Guarantor’s financial years:

(i)	the unaudited accounts of the Corporate Guarantor and its consolidated subsidiaries which are certified as to their correctness by its chief financial officer; and

(ii)
with effect from the relevant Delivery Date of its Ship management accounts in a format approved by the Agent which show the results of the operation of its Ship during the preceding financial quarter and which are certified as to their correctness by its chief financial officer;

(c)
as soon as possible, but in no event later than 3 months after the end of each of its financial years (but only with effect from the relevant Delivery Date of its Ship), a budget in a format approved by the Agent which shows all anticipated income and expenditure of its Ship during its next financial year.

11.7	Form of financial statements. All accounts (audited and unaudited) delivered under Clause 11.6 will:

(a)	be prepared in accordance with all applicable laws and generally accepted accounting principles of the U.S.A. consistently applied;

(b)	give a true and fair view of the financial condition of the relevant Borrower at the date of those accounts and of its profit for the period to which those accounts relate;

(c)	fully disclose or provide for all significant liabilities of the relevant Borrower.

11.8
Shareholder and creditor notices. Each Borrower will send the Agent, at the same time as they are despatched, copies of all communications which are despatched to its shareholders or creditors or any class of them.

11.9	Consents. Each Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Agent of, all consents required:

(a)	for that Borrower to perform its obligations under any Finance Document to which it is a party;

(b)	for the validity or enforceability of any Finance Document to which it is a party;

(c)	for that Borrower to continue to own, charter and operate its Ship;

and the Borrower will comply with the terms of all such consents.

11.10	Maintenance of Security Interests. Each Borrower will:

(a)	at its own cost, do all that is necessary to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and

(b)
without limiting the generality of paragraph (a), at its own cost, promptly register, file, record or enrol any Finance Document with any applicable court or authority, pay any applicable stamp, registration or similar tax in respect of any Finance Document, give any notice or take any other step which, in the reasonable opinion of the Majority Lenders, is or has become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

11.11
Notification of litigation. Each Borrower will provide the Agent with details of any legal or administrative action involving any Borrower, any Security Party, the Approved Managers or the Ships, their Earnings or the Insurances promptly upon becoming aware of the same where such legal or administrative action might, if adversely determined, have a material adverse effect on the ability of that Borrower to perform its obligations under any Finance Document to which it is a party.

11.12
No amendment to Shipbuilding Contracts. No Borrower will agree to any material amendment or supplement to, or waive or fail to enforce, the Shipbuilding Contract to which it is a party or any of its provisions (and for the purposes of this Clause 11.12 an amendment of a Shipbuilding Contract will always be material if alone or with any previous variations it increases the Contract Price thereunder by more than 5%).

11.13
Chief Executive Office. Each Borrower will maintain its chief executive office, and keep its corporate documents and records, at Suite 306, Commerce Building, One Chancery Lane, Hamilton, MH12, Bermuda.

11.14
Confirmation of no default. Each Borrower will, within 2 Business Days after service by the Agent of a written request, serve on the Agent a notice which is signed by the representative director of such Borrower and which:

(a)	states that no Event of Default or Potential Event of Default has occurred and is continuing; or

(b)	states that no Event of Default or Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given.

11.15	Notification of default. Each Borrower will notify the Agent as soon as it becomes aware of:

(a)	the occurrence of an Event of Default or a Potential Event of Default; or

(b)	any matter which indicates that an Event of Default or a Potential Event of Default may have occurred and is continuing;

and will keep the Agent fully up-to-date with all developments.

11.16	Provision of further information. Each Borrower will, as soon as practicable after receiving the request, provide the Agent with any additional financial or other information relating:

(a)	to it, its Ship, her Earnings or Insurances; or

(b)	to any other matter relevant to, or to any provision of, a Finance Document;

which may be reasonably requested by the Agent, the Security Trustee or any Lender at any time.

11.17
Provision of copies and translation of documents. Each Borrower will supply the Agent with a sufficient number of copies of the documents referred to above to provide 1 copy for each Creditor Party; and if the Agent so requires in respect of any of those documents, such Borrower will provide a certified English translation prepared by a translator approved by the Agent.

11.18	Financial Covenants.

(i)	The Borrowers undertake to comply at all times with the financial covenants set out in Schedule 8.

(ii)
The Borrowers shall provide to the Agent within 60 days after the end of each financial quarter of the Corporate Guarantor’s financial year a compliance certificate in the form set out in Schedule 9 executed by the chief financial officer of the Corporate Guarantor and confirming that the Financial Covenants set out in Schedule 8 have been complied with during each financial quarter;

(iii)
A formal review of the financial covenants set out in Schedule 8 will be undertaken by the Agent, having consulted and received the written agreement of the Lenders, upon expiry and prepayment of the Bank of America Facilities whichever is the earlier.

11.19
Operational business of TBS Pacific Liner. The Borrowers undertake to procure that TBS Pacific Liner opens the Earnings Account with the Agent no later than 30 June 2007 and that thereafter and throughout the Security Period (i) all of the operational business of TBS Pacific Liner shall be conducted through the Earnings Account and (ii) TBS Pacific Liner does not operate accounts with any banks other than the Agent (save that the Creditor Parties agree there may be a transitional period of up to 6 months from the date of opening the Earnings Account until all operational business of TBS Pacific Liner is completely transferred and all other accounts of TBS Pacific Liner which are currently with other banks are closed).

11.20
Designated Transactions. The Borrowers hereby undertake that on the Drawdown Date in respect of an Advance they shall hedge the interest rate payable in respect of such Advance for the period for which such Advance is scheduled to be outstanding by entering into a Designated Transaction with the Swap Bank pursuant to the Master Agreement.

11.21	Dividends. The Borrowers shall procure that the Corporate Guarantor does not pay any dividend or make any other form of distribution except where the following conditions are met:-

(a)	no Event of Default has occurred and is continuing at the time that the proposed dividend or distribution is to be made;

(b)	the aggregate amount of all dividends or distributions in respect of any financial year of the Corporate Guarantor shall not exceed 50% of the Consolidated Net Income for such financial year;

(c)
prior to the making of the proposed dividend or distribution the Borrowers have provided to the Agent a certificate executed by the chief financial officer of the Corporate Guarantor confirming that the Corporate Guarantor is in compliance with the minimum Consolidated Fixed Charge Coverage Ratio as set out in Schedule 8 for the Measurement Period immediately preceding the date of the proposed dividend or distribution.

For the purpose of this Clause 11.21, “Consolidated Net Income”, “Consolidated Fixed Charge Coverage Ratio” and “Measurement Period” each shall have the meaning given to such term in Schedule 8.

12	CORPORATE UNDERTAKINGS

12.1
General. Each Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 12 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

12.2	Maintenance of status. Each Borrower will maintain its separate corporate existence and remain in good standing under the laws of the Marshall Islands.

12.3	Negative undertakings. No Borrower will:

(a)	carry on any business other than in relation to the construction, purchase and eventual ownership, chartering and operation of its Ship; or

(b)	effect any form of redemption, purchase or return of share capital; or

(c)	provide any form of credit or financial assistance to:

(i)	a person who is directly or indirectly interested in that Borrower’s share or loan capital; or

(ii)	any company in or with which such a person is directly or indirectly interested or connected;

or enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to that Borrower than those which it could obtain in a bargain made at arms’ length provided however that prior to an Event of Default which is continuing that Borrower may provide loans to or incur inter-company Indebtedness from other subsidiaries of the Corporate Guarantor and may service such inter-company Indebtedness provided that in the case of any such inter-company Indebtedness the relevant lending company has first executed an agreement in favour of the Security Trustee fully subordinating the rights of such lending company in respect of such Indebtedness to those of the Creditor Parties under the Finance Documents;

(d)	issue, allot or grant any person a right to any shares in its capital or repurchase or reduce its issued share capital;

(e)
acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks, or enter into any transaction in a derivative; or

(f)	enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation.

13	INSURANCE

13.1
General. Each Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 13 in respect of each Ship at all times during the Security Period after that Ship has been delivered to it under the relevant Shipbuilding Contract except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

13.2	Maintenance of obligatory insurances. Each Borrower shall keep its Ship insured at its expense against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);

(b)	war risks;

(c)	protection and indemnity risks; and

(d)
any other risks against which the Agent considers, having regard to practices and other circumstances prevailing at the relevant time, it would in the reasonable opinion of the Agent be reasonable for a prudent owner to insure and which are specified by the Agent by notice to the Borrower.

13.3	Terms of obligatory insurances. Such insurances in relation to a Ship shall be effected by the Borrowers:

(a)	in Dollars;

(b)
in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of (i) One hundred and twenty per cent. (120%) of the Loan in respect of such Ship and (ii) the market value of such Ship;

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(d)	in relation to protection and indemnity risks in respect of the full tonnage of such Ship;

(e)	on approved terms; and

(f)
through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations and without prejudice to the Borrowers’ obligation to obtain the prior approval of the Agent such approval not to be unreasonably withheld, at all times with reputable international brokers, companies, underwriters and mutual insurance associations.

13.4	Further protections for the Creditor Parties. In addition to the terms set out in Clause 13.3, each Borrower shall use its best endeavours to procure that the obligatory insurances shall:

(a)
whenever the Security Trustee requires, name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(b)	name the Security Trustee as loss payee with such directions for payment as the Security Trustee may reasonably specify;

(c)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set-off, counterclaim or deductions or condition whatsoever;

(d)
provide that the insurers shall waive, to the fullest extent permitted by English law, their entitlement (if any) (whether by statute, common law, equity, or otherwise) to be subrogated to the rights and remedies of the Agent in respect of any rights or interests (secured or not) held by or available to the Agent under the Finance Documents, until the Secured Liabilities shall have been fully repaid and discharged, except that the insurers shall not be restricted by the terms of this paragraph (d) from making personal claims against persons (other than the Borrowers or any other Creditor Party) in circumstances where the insurers have fully discharged their liabilities and obligations under the relevant obligatory insurances;

(e)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Creditor Party;

(f)	provide that the Security Trustee may make proof of loss if the Borrowers fail to do so; and

(g)
provide so far as possible that if any obligatory insurance is cancelled, or if any substantial change is made in the coverage which adversely affects the interest of the Agent, or if any obligatory insurance is allowed to lapse for non-payment of premium, such cancellation, charge or lapse shall not be effective with respect to the Agent for 30 days (or 7 days in the case of war risks) after receipt by the Agent of prior written notice from the insurers of such cancellation, change or lapse.

13.5	Renewal of obligatory insurances. The Borrowers shall:

(a)	at least 14 days before the expiry of any obligatory insurance effected by it:

(i)
notify the Security Trustee of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the Borrowers propose to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Security Trustee’s approval to the matters referred to in paragraph (i) such approval not to be unreasonably withheld;

(b)	at least 7 days before the expiry of any obligatory insurance effected by it, renew that obligatory insurance in accordance with the Security Trustee’s approval pursuant to paragraph (a); and

(c)
use its best endeavours to procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Security Trustee in writing of the terms and conditions of the renewal.

13.6
Copies of policies; letters of undertaking. The Borrowers shall ensure that all approved brokers provide the Security Trustee with pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew and of a letter or letters or undertaking in a form required by the Security Trustee and including undertakings by the approved brokers that:

(a)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 13.4;

(b)	they will hold such policies, and the benefit of such insurances, to the order of the Security Trustee in accordance with the said loss payable clause;

(c)	they will advise the Security Trustee immediately of any material change to the terms of the obligatory insurances;

(d)
they will notify the Security Trustee, not less than 10 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from the Borrowers or their agents and, in the event of their receiving instructions to renew, they will promptly notify the Security Trustee of the terms of the instructions; and

(e)
they will not set off against any sum recoverable in respect of a claim relating to a Ship under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of that Ship forthwith upon being so requested by the Security Trustee.

13.7	Copies of certificates of entry. The Borrowers shall ensure that any protection and indemnity and/or war risks associations in which a Ship is entered provides the Security Trustee with:

(a)	a certified copy of the certificate of entry for that Ship;

(b)	a letter or letters of undertaking in such form as may be reasonably required by the Security Trustee; and

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

13.8
Deposit of original policies. The Borrowers shall ensure that all policies relating to obligatory insurances effected by it are deposited with the approved brokers through which the insurances are effected or renewed.

13.9
Payment of premiums. The Borrowers shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Security Trustee.

13.10	Guarantees. The Borrowers shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

13.11	Restrictions on employment. The Borrowers shall not employ the Ships, nor permit them to be employed, outside the cover provided by any obligatory insurances.

13.12
Compliance with terms of insurances. The Borrowers shall not do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)
the Borrowers shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 13.7(c)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior approval;

(b)	the Borrowers shall not make any changes relating to the classification or classification society or manager or operator of the Ships approved by the underwriters of the obligatory insurances;

(c)
the Borrowers shall make (and promptly supply copies to the Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ships are entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)
the Borrowers shall not employ the Ships, nor allow them to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

13.13	Alteration to terms of insurances. The Borrowers shall not either make or agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance.

13.14
Settlement of claims. The Borrowers shall not either settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty unless the Agent is satisfied that such release, compromise or abandonment will not prejudice any of the Lenders’ interests, and the Borrowers shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

13.15	Provision of copies of communications. The Borrowers shall provide the Security Trustee, at the time of each such communication, copies of all written communications between the Borrowers and:

(a)	the approved brokers; and

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters,

which relate directly or indirectly to:

(i)	the obligations of the Borrowers relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)	any credit arrangements made between the Borrowers and any of the persons referred to in paragraphs (a) or (b) relating wholly or partly to the effecting or maintenance of the obligatory insurances.

13.16
Provision of information. In addition, the Borrowers shall promptly provide the Security Trustee (or any persons which it may designate) with any information which the Security Trustee (or any such designated person) reasonably requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause 13.16 or dealing with or considering any matters relating to any such insurances;

and the Borrowers shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses properly incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a).

13.17
Mortgagee’s interest, additional perils. The Security Trustee shall be entitled from time to time to effect, maintain and renew a mortgagee’s interest additional perils insurance and a mortgagee’s interest marine insurance in relation to each Ship the subject of a Mortgage, in each case in an amount, which when aggregated with any such insurance policy taken out in relation to the other Ships then the subject of a Mortgage is equal to one hundred and ten per cent. (110%) of the Loans or part thereof at the discretion of the Security Trustee, on such terms, through such insurers and generally in such manner as the Security Trustee may from time to time consider appropriate and the Borrowers shall upon demand fully indemnify the Security Trustee in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

13.18
Review of insurance requirements. The Agent may and, on instruction of the Majority Lenders, shall review the requirements of this Clause 13 from time to time in order to take account of any changes in circumstances after the date of this Agreement which are, in the reasonable opinion of the Agent or any Lender significant and capable of affecting the Borrowers or the Ships and their insurance (including, without limitation, changes in the availability or the cost of insurance coverage or the risks to which the Borrowers may be subject).

13.19
Modification of insurance requirements. The Agent shall notify the Borrowers of any proposed modification under Clause 18.18 to the requirements of this Clause 13 which the Agent, may or, on instruction of the Majority Lenders, shall reasonably consider appropriate, in the circumstances and, after consultation and taking full account of the Borrower’s opinions, such modification shall take effect on and from the date it is notified in writing to the Borrowers as an amendment to this Clause 13 and shall bind the Borrowers accordingly.

14	SHIP COVENANTS

14.1
General. Each Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 14 in respect of each Ship at all times during the Security Period after that Ship has been delivered to it under the relevant Shipbuilding Contract except as the Agent, with the authorisation of the Majority Lenders, may otherwise permit.

14.2
Ship’s name and registration. Each Borrower shall keep its Ship registered in its name in the Panamanian ship registry; shall not do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the name or port of registry of its Ship.

14.3	Repair and classification. Each Borrower shall keep its Ship in a good and safe condition and state of repair:

(a)	consistent with first-class ship ownership and management practice;

(b)	so as to maintain such Ship’s present Classification in each case free of recommendations and conditions affecting that Ship’s Classification; and

(c)
so as to comply with all laws and regulations applicable to vessels registered at ports in the Republic of Panama or to vessels trading to any jurisdiction to which that Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code.

14.4
Modification. The Borrowers shall not make any modification or repairs to, or replacement of, any Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value.

14.5
Removal of parts. The Borrowers shall not remove any material part of any Ship, or any item of equipment installed on, any Ship unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Security Trustee and becomes on installation on the relevant Ship the property of the relevant Borrower and subject to the security constituted by the relevant Mortgage Provided that the Borrowers may install equipment owned by a third party if the equipment can be removed without any risk of damage to the relevant Ship.

14.6
Surveys. The Borrowers shall submit the Ships regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Security Trustee provide the Security Trustee, with copies of all survey reports.

14.7
Inspection. The Borrowers shall permit the Security Trustee (by surveyors or other persons appointed by it for that purpose) to board the Ships at all reasonable times and without interference to their itineraries to inspect their condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

14.8	Prevention of and release from arrest. The Borrowers shall promptly discharge:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ships, their Earnings or the Insurances;

(b)	all taxes, dues and other amounts charged in respect of the Ships, their Earnings or the Insurances; and

(c)	all other outgoings whatsoever in respect of the Ships, their Earnings or the Insurances;

and, upon receiving notice of the arrest of a Ship, or of its detention in exercise or purported exercise of any lien or claim, the Borrowers shall procure its release by providing bail or otherwise as the circumstances may require as soon as practicable and in any event within 14 days.

14.9	Compliance with laws etc. The Borrowers shall:

(a)
comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws and all other laws or regulations relating to the Ships, their ownership, operation and management or to the business of the Borrowers;

(b)	not employ the Ships nor allow their employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code; and

(c)
in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit any Ship to enter or trade to any zone which is declared a war zone by any government or by the Ship’s war risks insurers unless the prior written consent of the Security Trustee has been given and the Borrowers have (at their expense) effected any special, additional or modified insurance cover which the Security Trustee may require.

14.10	Provision of information. The Borrowers shall promptly provide the Security Trustee with any information which it reasonably requests regarding:

(a)	the Ships, their employment, position and engagements;

(b)	the Earnings and payments and amounts due to the master and crew of the Ships;

(c)	any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ships and any payments made in respect of the Ships;

(d)	any towages and salvages;

(e)	its compliance, the Approved Managers’ compliance and the compliance of the Ships with the ISM Code and the ISPS Code;

and, upon the Security Trustee’s request, provide copies of any current charter relating to any Ship, of any current charter guarantee and copies of a Ship’s Document of Compliance.

The Agent shall communicate any of the above information to any one of the Lenders upon receiving written demand subject to receipt of the same from the Borrower.

14.11	Notification of certain events. The Borrowers shall immediately notify the Security Trustee by fax, confirmed forthwith by letter, of:

(a)	any casualty which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which any Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with;

(d)	any arrest or detention of a Ship, any exercise or purported exercise of any lien on a Ship or its Earnings or any requisition of a Ship for hire;

(e)	any intended dry docking of a Ship;

(f)	any Environmental Claim made against any Borrower or in connection with a Ship, or any Environmental Incident;

(g)	any claim for breach of the ISM Code or the ISPS Code being made against any Borrower, the Approved Managers or otherwise in connection with a Ship; or

(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with;

and the Borrowers shall keep the Security Trustee advised in writing on a regular basis and in such detail as the Security Trustee shall require of the Borrowers’, the Approved Managers’ or any other person’s response to any of those events or matters.

14.12	Restrictions on chartering, appointment of managers etc. No Borrower shall, in relation to a Ship:

(a)	(other than pursuant to a Related Party Charter) let or allow any charterer to let that Ship on demise charter for any period;

(b)
(other than pursuant to a Related Party Charter) enter or allow any charterer to enter into any time or consecutive voyage charter in respect of that Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 13 months;

(c)	enter or allow any charterer to enter into any charter in relation to that Ship under which more than 2 months’ hire (or the equivalent) is payable in advance;

(d)	(other than pursuant to a Related Party Charter) charter or allow any charterer to charter that Ship otherwise than on bona fide arm’s length terms at the time when that Ship is fixed;

(e)	appoint or allow any charterer to appoint a manager of that Ship other than the Approved Managers or agree to any alteration to the terms of the Approved Managers’ appointment;

(f)	de-activate or lay up or allow any charterer to de-activate or lay up that Ship; or

(g)
put or allow any charterer to put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $500,000 (or the equivalent in any other currency) unless (i) that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason or (ii) the cost of the work to be done on that Ship is covered by insurances and the underwriters have agreed to make payment direct to the person who is to carry out the work or (ii) the Agent is otherwise satisfied that the amounts payable in respect of the cost of the work will be paid on their relevant due date for payment.

14.13
Notice of Mortgage. Each Borrower shall keep the relevant Mortgage registered against its Ship as a valid first priority mortgage, carry on board its Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the Master’s cabin of its Ship a framed printed notice stating that its Ship is mortgaged by that Borrower to the Security Trustee.

14.14	Sharing of Earnings. Save as disclosed to the Agent, no Borrower shall enter into any agreement or arrangement for the sharing of any Earnings.

14.15	ISPS Code. The Borrowers shall comply with the ISPS Code and in particular, without limitation, shall:

(a)	procure that each Ship and the company responsible for each Ship’s compliance with the ISPS Code comply with the ISPS Code; and

(b)	maintain for each Ship an ISSC; and

(c)	notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

15	SECURITY COVER

15.1	Minimum required security cover. Clause 15.2 applies if the Agent notifies the Borrowers that:

(a)	the aggregate of the market values (determined as provided in Clause 15.3) of the Ships then subject to a Mortgage; plus

(b)	the net realisable value of any additional security previously provided under this Clause 15;

is below One hundred and twenty five per cent.(125%) of the Loans (provided however that Loans for these purposes shall exclude prior to the Delivery Date in respect of a Ship and the advance of its Delivery Advance, all Advances of the Loan for such Ship).

15.2
Provision of additional security; prepayment. If the Agent serves a notice on the Borrowers under Clause 15.1, the Borrowers shall, within 1 month after the date on which the Agent’s notice is served, either:

(a)
provide, or ensure that a third party provides, additional security which, in the reasonable opinion of the Majority Lenders, has a net realisable market value at least equal to the shortfall and is documented in such terms as the Agent may, with the authorisation of the Majority Lenders, approve or require; or

(b)	prepay such part (at least) of the Loan as will eliminate the shortfall.

15.3	Valuation of Ships. The market value of a Ship at any date is that shown by a valuation prepared:

(a)	as at a date not more than 10 Business days previously;

(b)	by an independent international sale and purchase shipbroker which the Agent has approved or appointed for the purpose;

(c)	with or without physical inspection of the Ship (as the Agent may require);

(d)
on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment;

(e)	after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.

15.4
Value of additional vessel security. The net realisable value of any additional security which is provided under Clause 15.2 and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 15.3.

15.5
Valuations binding. Any valuation under Clause 15.2, 15.3 or 15.4 shall be binding and conclusive as regards the Borrowers, as shall be any valuation which the Majority Lenders make of any additional security which does not consist of or include a Security Interest.

15.6
Provision of information. The Borrowers shall promptly provide the Agent and any shipbroker or expert acting under Clause 15.3 or 15.4 with any information which the Agent or the shipbroker or expert may reasonably request for the purposes of the valuation; and, if the Borrowers fail to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Majority Lenders (or the expert appointed by them) consider prudent.

15.7
Payment of valuation expenses. Without prejudice to the generality of the Borrowers’ obligations under Clauses 15.2, 15.3 and 15.3, the Borrowers shall, on demand, pay the Agent the amount of the fees and expenses of any shipbroker or expert instructed by the Agent under this Clause and all legal and other expenses incurred by any Creditor Party in connection with any matter arising out of this Clause provided however that prior to the occurrence of an Event of Default the Borrowers shall only be obliged to reimburse the Agent such fees and expenses in relation to one valuation of each Ship obtained pursuant to Clause 15 per each twelve month period. The Borrowers shall also pay to the Agent the amount of all legal and other expenses incurred by any Creditor Party in connection with any matter arising out of this Clause 20.

15.8	Application of prepayment. Clause 8 shall apply in relation to any prepayment pursuant to Clause 15.2(b).

15.9
Meaning of additional security. In Clause 15.1“security” means a Security Interest over an asset or assets (whether securing the Borrowers’ liabilities under the Finance Documents or a guarantee in respect of those liabilities), or a guarantee, letter of credit or other security in respect of the Borrowers’ liabilities under the Finance Documents.

15.10
Requirement for additional documents. The Borrowers shall not be deemed to have complied with Clause 15.2(a) above until the Agent has received in connection with the additional security certified copies of documents of the kinds referred to in paragraphs 3, 4 and 5 of Part A of Schedule 3 below and such legal opinions in terms acceptable to the Agent from such lawyers as it may select.

16	PAYMENTS AND CALCULATIONS

16.1
Currency and method of payments. All payments to be made by the Lenders or by the Borrowers under a Finance Document shall be made to the Agent or to the Security Trustee, in the case of an amount payable to it:

(a)	by not later than 11.00 a.m. (New York City time) on the due date;

(b)
in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement);

(c)
in the case of an amount payable by a Lender to the Agent or by the Borrowers to the Agent or any Lender, to the account of the Agent at JP Morgan Chase Bank, New York (Swift Code: CHASUS33) Account No. 400759136 for credit to the Agent (Swift Code: RBOSGB2LGLO Swift Name: Royal Bank of Scotland GLO, London) reference “GLO re TBS”, or to such other account with such other bank as the Agent may from time to time notify to the Borrowers and the other Creditor Parties; and

(d)	in the case of an amount payable to the Security Trustee, to such account as it may from time to time notify to the Borrowers and the other Creditor Parties.

16.2	Payment on non-Business Day. If any payment by the Borrowers under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)	the due date shall be extended to the next succeeding Business Day; or

(b)	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day;

and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

16.3
Basis for calculation of periodic payments. All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

16.4	Distribution of payments to Creditor Parties. Subject to Clauses 16.5, 16.6 and 16.7:

(a)
any amount received by the Agent under a Finance Document for distribution or remittance to a Lender, the Swap Bank or the Security Trustee shall be made available by the Agent to that Lender, the Swap Bank or, as the case may be, the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender, the Swap Bank or the Security Trustee may have notified to the Agent not less than 5 Business Days previously; and

(b)
amounts to be applied in satisfying amounts of a particular category which are due to the Lenders generally shall be distributed by the Agent to each Lender pro rata to the amount in that category which is due to it.

16.5
Permitted deductions by Agent. Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent may, before making an amount available to a Lender, deduct and withhold from that amount any sum which is then due and payable to the Agent from that Lender under any Finance Document or any sum which the Agent is then entitled under any Finance Document to require or that Lender to pay on demand.

16.6
Agent only obliged to pay when monies received. Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent shall not be obliged to make available to the Borrowers or any Lender any sum which the Agent is expecting to receive for remittance or distribution to the Borrowers or that Lender until the Agent has satisfied itself that it has received that sum.

16.7
Refund to Agent of monies not received. If and to the extent that the Agent makes available a sum to the Borrowers or a Lender, without first having received that sum, the Borrowers or the Lender concerned (as the case may be) shall, on demand:

(a)	refund the sum in full to the Agent; and

(b)
pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sum available before receiving it.

16.8
Agent may assume receipt. Clause 16.7 shall not affect any claim which the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum which it made available.

16.9
Creditor Party accounts. Each Creditor Party shall maintain accounts showing the amounts owing to it by the Borrowers and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrowers and any Security Party.

16.10
Agent’s memorandum account. The Agent shall maintain a memorandum account showing all sums owing to the Agent, the Security Trustee, and each Lender from the Borrowers and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrowers and any Security Party.

16.11
Accounts prima facie evidence. If any accounts maintained under Clauses 16.9 and 16.10 show an amount to be owing by the Borrowers or a Security Party to a Creditor Party, those accounts shall be prima facie evidence that that amount is owing to that Creditor Party.

17	APPLICATION OF RECEIPTS

17.1
Normal order of application. Except as any Finance Document may otherwise provide, any sums which are received or recovered by any Creditor Party under or by virtue of any Finance Document shall be applied:-

(a)
FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents (or any of them), other than the Master Agreement, in such order of application and/or such proportions as the Agent, acting with the authorisation of the Majority Lenders, may specify by notice to the Borrowers, the Security Parties and the other Creditor Parties;

(b)
SECONDLY: in or towards satisfaction of amounts then due and payable under the Master Agreement, in such order of application as the Agent, acting with the authorisation of the Majority Lenders, may specify by notice to the Borrowers, the Security Parties and the other Creditor Parties;

(c)
THIRDLY: in retention of an amount equal to any amount not then due and payable under any Finance Document but which the Agent, by notice to the Borrowers, the Security Parties and the other Creditor Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the foregoing provisions of this Clause; and

(d)	FOURTHLY: any surplus shall be paid to the Borrowers or to any other person appearing to be entitled to it.

17.2
Variation of order of application. The Agent may, with the authorisation of the Majority Lenders, by notice to the Borrowers, the Security Parties and the other Creditor Parties provide for a different manner of application from that set out in Clause 17.1 either as regards a specified sum or sums or as regards sums in a specified category or categories.

17.3
Notice of variation of order of application. The Agent may give notices under Clause 17.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

17.4
Appropriation rights overridden. This Clause 17 and any notice which the Agent gives under Clause 17.2 shall override any right of appropriation possessed, and any appropriation made, by the Borrowers or any Security Party.

18	EARNINGS ACCOUNT AND STANDBY EARNINGS ACCOUNT

18.1
Payment of Earnings. The Borrowers agree that at any time following the date of this Agreement (and whether before or after the occurrence of an Event of Default and whether or not the same is continuing), the Agent shall be entitled (but not bound) to give the Borrowers a notice in writing directing the Borrowers (or any of them) to procure and ensure that the Earnings of the Ships (or the relevant Ship referred to in such direction) are thereafter paid to the Standby Earnings Account. Where such a notice is given to the Borrowers (or relevant Borrower) before the occurrence of an Event of Default, the Borrowers (or relevant Borrower, as the case may be) shall be given a period of 5 Business Days in which to re-direct the payments but where an Event of Default has occurred the re-direction shall take effect immediately upon receipt of the Agent’s notice to that effect. For the avoidance of doubt where the Agent gives such a direction all Earnings of the relevant Ship or Ships which are subsequently paid to TBS Pacific Liner shall (save as provided above) be paid directly to the Standby Earnings Account. In respect of any such Earnings which have been paid to and are standing to the credit of the Earnings Account the Borrowers shall procure that following the occurrence of an Event of Default and receipt of a direction from the Agent in accordance with this clause 18.1, such amounts shall be transferred to the Standby Earnings Account as soon as practicable after such direction.

18.2
Interest accrued on the Earnings Account and the Standby Earnings Account. Any credit balance on the Earnings Account and the Standby Earnings Account shall bear interest at the rate from time to time offered by the Agent to its customers for Dollar deposits of similar amounts and for periods similar to those for which such balances appear to the Agent likely to remain on the Earnings Account and the Standby Earnings Account.

18.3	Monies on the Earnings Account and the Standby Earnings Account. Following the occurrence of an Event of Default which is continuing and a direction from the Agent under Clause 18.1 above:-

(i)	any Earnings of the Ships standing to the credit of the Earnings Account shall be transferred to the Standby Earnings Account; and

(ii)	any amounts standing to the credit of the Standby Earnings Account shall only be released with the approval of the Agent.

18.4	Location of accounts. The Borrowers shall, and shall procure that TBS Pacific Liner shall, promptly :

(a)	comply with any requirement of the Agent as to the location or re-location of the Earnings Account and the Standby Earnings Account;

(b)
execute any documents which the Agent specifies to create or maintain in favour of the Security Trustee a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Standby Earnings Account.

18.5
Debits for expenses etc. Following the occurrence of an Event of Default which is continuing and a direction from the Agent under Clause Error! Reference source not found. above, the Agent shall be entitled (but not obliged) from time to time to debit the Standby Earnings Account without prior notice in order to discharge any amount due and payable under Clause 20 or 21 to a Creditor Party or payment of which any Creditor Party has become entitled to demand under Clause 20 or 21.

19	EVENTS OF DEFAULT

19.1	Events of Default. An Event of Default occurs if:

(a)
any Borrower or any Security Party fails to pay when due or (if so payable) on demand any sum payable under a Finance Document (and so that for this purpose (i) sums payable on demand shall be treated as having been paid when due if paid within 3 Business Days of receipt of the demand and (ii) if the failure is caused by a disruption to the payments system referred to in Clause 16.1(b) which disruption is beyond the control of the Borrowers, such failure shall not constitute an Event of Default if payment is made within 3 Business Days of its due date); or

(b)	any breach occurs of Clause 9.2, 11.2, 11.3, 12.2, 12.3 or 15.1; or

(c)	any breach occurs of Clause 11.18(i); or

(d)
any breach by any Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a) or (b)) and if, in the opinion of the Majority Lenders, such default is capable of remedy (and for these purposes any breach by any Borrower of its obligations under Clause 13 in relation to insurances will be a default not capable of remedy), such default continues unremedied 10 Business Days after written notice from the Agent requesting action to remedy the same; or

(e)
any representation, warranty or statement made by, or by an officer of, any Borrower or a Security Party in a Finance Document or in a Drawdown Notice Request or any other notice or document relating to a Finance Document is untrue or misleading in any material respect when it is made; or

(f)	any of the following occurs in relation to any Financial Indebtedness of a Relevant Person:

(i)	any Financial Indebtedness of a Relevant Person is not paid when due or, if so payable, on demand or in either such cases, within any applicable grace period; or

(ii)	any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

(iii)
a lease, hire purchase agreement or charter creating any Financial Indebtedness of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

(iv)
any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

(v)	any Security Interest securing any Financial Indebtedness of a Relevant Person becomes enforceable;

provided that no Event of Default will occur under this Clause 19.1(f) in relation to the Corporate Guarantor if the amount of Financial Indebtedness falling within paragraph (i) to (v) above is less than $2,500,000 (or its equivalent in any other currency or currencies)

(g)	any of the following occurs in relation to a Relevant Person:

(i)	a Relevant Person becomes, in the opinion of the Majority Lenders, unable to pay its debts as they fall due; or

(ii)
all or substantially all of the assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress in respect of a sum of, or sums aggregating, $500,000 or more or the equivalent in another currency and is not discharged within one month of the same being levied or sued out; or

(iii)	any administrative or other receiver is appointed over any substantial part of assets of a Relevant Person; or

(iv)	an administrator is appointed (whether by the court or otherwise) in respect of a Relevant Person; or

(v)
any formal declaration of bankruptcy or any formal statement to the effect that a Relevant Person is insolvent or likely to become insolvent is made by a Relevant Person or by the directors of a Relevant Person or, in any proceedings, by a lawyer acting for a Relevant Person; or

(vi)	a provisional liquidator is appointed in respect of a Relevant Person, a winding up order is made in relation to a Relevant Person or a winding up resolution is passed by a Relevant Person; or

(vii)
a resolution is passed, an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by (aa) a Relevant Person, (bb) the members or directors of a Relevant Person, (cc) a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person, or (dd) a government minister or public or regulatory authority of a Pertinent Jurisdiction having jurisdiction over that Relevant Person for or with a view to the winding up of that or another Relevant Person or the appointment of a provisional liquidator or administrator in respect of that or another Relevant Person, or that or another Relevant Person ceasing or suspending business operations or payments to creditors, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than a Borrower which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Majority Lenders and effected not later than 3 months after the commencement of the winding up; or

(viii)
an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by a creditor of a Relevant Person (other than a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person) for the winding up of a Relevant Person or the appointment of a provisional liquidator or administrator in respect of a Relevant Person in any Pertinent Jurisdiction having jurisdiction over that Relevant Person, unless the proposed winding up, appointment of a provisional liquidator or administration is being contested in good faith, on substantial grounds and not with a view to some other insolvency law procedure being implemented instead and either (aa) the application or petition is dismissed or withdrawn within 30 days of being made or presented, or (bb) within 30 days of the administration notice being given or filed, or the other relevant steps being taken, other action is taken which will ensure that there will be no administration and (in both cases (aa) or (bb)) the Relevant Person will continue to carry on business in the ordinary way and without being the subject of any actual, interim or pending insolvency law procedure; or

(ix)
a Relevant Person or its directors take any steps (whether by making or presenting an application or petition to a court, or submitting or presenting a document setting out a proposal or proposed terms, or otherwise) with a view to obtaining, in relation to that or another Relevant Person, any form of moratorium, suspension or deferral of payments, reorganisation of debt (or certain debt) by reason of financial difficulties or arrangement with all or a substantial proportion (by number or value) of creditors or of any class of them or any such moratorium, suspension or deferral of payments, reorganisation or arrangement is effected by court order, by the filing of documents with a court, by means of a contract or in any other way at all; or

(x)
any meeting of the members or directors, or of any committee of the board or senior management, of a Relevant Person is held or summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iv) to (ix) or a step preparatory to such action, or (with or without such a meeting) the members, directors or such a committee resolve or agree that such an action or step should be taken or should be taken if certain conditions materialise or fail to materialise; or

(xi)
in a Pertinent Jurisdiction other than England or Wales or to the jurisdiction of whose courts any part of that Relevant Person’s assets are subject, any event occurs, any proceedings are opened or commenced or any step is taken which, in the opinion of the Majority Lenders is similar to any of the foregoing; or

(h)	any Borrower ceases or suspends carrying on its business or a part of its business which, in the opinion of the Majority Lenders, is material in the context of this Agreement; or

(i)	it becomes unlawful in any Pertinent Jurisdiction or impossible:

(i)
for any Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Majority Lenders consider material under a Finance Document unless provided that none of the interests of any of the Creditor Parties is prejudiced in any way during the relevant period, the discharge of that liability or compliance with that obligation or exercise or enforcement of those rights ceases to be unlawful within 30 days; or

(ii)	for the Agent, the Security Trustee, or the Lenders to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

(j)
any official consent necessary to enable any Borrower to own, operate or charter its Ship or to enable any Borrower or any Security Party to comply with any provision which the Majority Lenders consider material of a Finance Document or any of the Shipbuilding Contracts is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

(k)

(i)
any Bareboat Charter is terminated or cancelled for whatever reason and, if the Ship the subject of such Bareboat Charter is to remain parallel registered under the Philippines flag, such Bareboat Charter is not replaced with a similar bareboat charter on terms acceptable to the Agent within a period of 15 days; or

(ii)
any of the circumstances described in Clause 19.1(g) or (h) occurs (mutatis mutandis) in relation to the Bareboat Charterer or the Bareboat Charterer breaches any provision of the Multiparty Deeds which the Agent considers material and the Borrowers fail within a period of 15 days of them becoming aware of the occurrence of such circumstances or breach or of the receipt of a written notification from the Agent requesting the Borrowers to remedy such circumstances or breach either to remedy such circumstances or breach or to substitute the Bareboat Charterer with another bareboat charterer acceptable to the Agent and which accedes to the terms of the Multiparty Deeds;

(l)
any Time Charter or First Sub-Time Charter or Second Sub-Time Charter or TBS Worldwide Time Charter is terminated or cancelled for whatever reason or any of the circumstances described in Clause 19.1(g) or (h) occurs (mutatis mutandis) in relation to the Time Charterer or TBS Worldwide or the Time Charterer or TBS Worldwide breaches any provision of the Multiparty Deeds which the Agent considers material and either such breach is not remedied or the Ship the subject of such Time Charter or First Sub-Time Charter or Second Sub-Time Charter or TBS Worldwide Time Charter is not employed on alternative terms acceptable to the Agent within a period of 15 days of the Borrowers becoming aware of the occurrence of such breach or the receipt of a written notification from the Agent requesting the Borrowers to remedy such breach; or

(m)
any of the Ships ceases to be employed by the Approved Manager on terms acceptable to the Agent or any of the circumstances described in Clause 19.1(g) or (h) occurs (mutatis mutandis) in relation to the Approved Managers or the Approved Managers breach any provisions of the letters of undertaking given to the Security Trustee pursuant to Schedule 3 Part C, 3(a) which the Agent considers material and the Borrowers fails within a period of 15 days of them becoming aware of the occurrence of such circumstances or breach or of the receipt of a written notification from the Agent requesting the Borrowers to remedy such circumstances or breach either to remedy such circumstances or breach or to substitute the Approved Managers with other Approved Managers which execute and deliver to the Security Trustee letters of undertaking similar to those referred to in Schedule 3 Part C, 3(a); or

(n)
any of the circumstances described in Clause 19.1(g) or (h) occurs (mutatis mutandis) in relation to TBS Pacific Liner or TBS Pacific Liner breaches any provision of the Account Security Deed which the Agent considers material and the Borrowers fail within a period of 15 days’ of them becoming aware of the occurrence of such circumstances or breach or of the receipt of a written notification from the Agent requesting the Borrowers to remedy such circumstances or breach either to remedy the circumstances or breach or to substitute the Earnings Account and the Standby Earnings Account with a new Earnings Account and a new Standby Earnings Account in the name of an alternative party acceptable to the Agent and which executes and delivers in favour of the Security Trustee a new Account Security Deed.

(o)	an Event of Default (as defined in Section 14 of the Master Agreement) occurs;

(p)
any provision which the Majority Lenders consider in their reasonable opinion material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or

(q)	the security constituted by a Finance Document is in any way imperilled or in jeopardy; or

(r)	an Event of Default (as defined in the Guarantee Facility Agreement) occurs;

(s)	any other event occurs or any other circumstances arise or develop including, without limitation:

(i)	a change in the financial position, state of affairs or prospects of any Borrower; or

(ii)	any accident or other event involving any Ship or another vessel owned, chartered or operated by a Relevant Person;

in the light of which the Majority Lenders consider that there is a significant risk that any Borrower is, or will later become, unable to discharge its liabilities under the Finance Documents as they fall due.

19.2	Actions following an Event of Default. On, or at any time after, the occurrence of an Event of Default and while the Event of Default is continuing:

(a)	the Agent may, and if so instructed by the Majority Lenders, the Agent shall:

(i)	serve on the Borrowers a notice stating that the Commitments and all other obligations of each Lender to the Borrowers under this Agreement are terminated; and/or

(ii)
serve on the Borrowers a notice stating that the Loans, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(iii)
take any other action which, as a result of the Event of Default or any notice served under paragraph (i) or (ii), the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law; and/or

(b)
the Security Trustee may, and if so instructed by the Agent, acting with the authorisation of the Majority Lenders, the Security Trustee shall take any action which, as a result of the Event of Default or any notice served under paragraph (a) (i) or (ii), the Security Trustee, the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law.

19.3	Termination of Commitments. On the service of a notice under Clause 19.2(a)(i), the Commitments and all other obligations of each Lender to the Borrower under this Agreement shall terminate.

19.4
Acceleration of Liabilities. On the service of a notice under Clause 19.2(a)(ii), all amounts accrued or owing from the Borrowers or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

19.5
Multiple notices; action without notice. The Agent may serve notices under Clauses 19.2(a)(i), or (ii) simultaneously or on different dates and it and/or the Security Trustee may take any action referred to in Clause 19.2 if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

19.6
Notification of Creditor Parties and Security Parties. The Agent shall send to each Lender, the Security Trustee and each Security Party a copy or the text of any notice which the Agent serves on the Borrowers under Clause 19.2; but the notice shall become effective when it is served on the Borrowers, and no failure or delay by the Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide the Borrowers or any Security Party with any form of claim or defence.

19.7
Lender’s and Swap Bank’s rights unimpaired. Nothing in this Clause shall be taken to impair or restrict the exercise of any right given to individual Lenders or the Swap Bank under a Finance Document or the general law; and, in particular, this Clause is without prejudice to Clause 3.1.

19.8	Exclusion of Creditor Party liability. No Creditor Party, and no receiver or manager appointed by the Security Trustee, shall have any liability to the Borrowers or a Security Party:

(a)
for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)
as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset;

except that this does not exempt a Creditor Party or a receiver or manager from liability for losses shown to have been directly and mainly caused by the dishonesty or the wilful misconduct of such Creditor Party’s own officers and employees or (as the case may be) such receiver’s or manager’s own partners or employees.

19.9	Relevant Persons. In this Clause 19 a “Relevant Person” means any Borrower and any Security Party.

19.10
Interpretation. In Clause 19.1(f) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 19.1(g) “petition” includes an application.

20	FEES AND EXPENSES

20.1	Arrangement, commitment and agency fees. The Borrowers shall pay to the Agent:

(a)	on the date of this Agreement, an arrangement fee in the amount specified in the Fee Letter;

(b)
quarterly in arrears during the period from (and including) 28 February 2007 to the earlier of (i) the Drawdown Date in relation to the Loan A Delivery Advance and (ii) 31 May 2009 (or such later date as the Agent, in its sole and absolute discretion shall agree) and on the last day of that period a commitment fee at the rate specified in the Fee Letter on the undrawn balance of Loan A;

(c)
quarterly in arrears during the period from (and including) 28 February 2007 to the earlier of (i) the Drawdown Date in relation to the Loan B Delivery Advance and (ii) 30 November 2009 (or such later date as the Agent, in its sole and absolute discretion shall agree) and on the last day of that period a commitment fee at the rate specified in the Fee Letter on the undrawn balance of Loan B;

(d)
quarterly in arrears during the period from (and including) 28 February 2007 to the earlier of (i) the Drawdown Date in relation to the Loan C Delivery Advance and (ii) 30 April 2010 (or such later date as the Agent, in its sole and absolute discretion shall agree) and on the last day of that period a commitment fee at the rate specified in the Fee Letter on the undrawn balance of Loan C;

(e)
quarterly in arrears during the period from (and including) 28 February 2007 to the earlier of (i) the Drawdown Date in relation to the Loan D Delivery Advance and (ii) 31 August 2010 (or such later date as the Agent, in its sole and absolute discretion shall agree) and on the last day of that period a commitment fee at the rate specified in the Fee Letter on the undrawn balance of Loan D;

(f)
quarterly in arrears during the period from (and including) 28 February 2007 to the earlier of (i) the Drawdown Date in relation to the Loan E Delivery Advance and (ii) 30 June 2010 (or such later date as the Agent, in its sole and absolute discretion shall agree) and on the last day of that period a commitment fee at the rate specified in the Fee Letter on the undrawn balance of Loan E;

(g)
quarterly in arrears during the period from (and including) 28 February 2007 to the earlier of (i) the Drawdown Date in relation to the Loan F Delivery Advance and (ii) 31 October 2010 (or such later date as the Agent, in its sole and absolute discretion shall agree) and on the last day of that period a commitment fee at the rate specified in the Fee Letter on the undrawn balance of Loan F;

(h)
on the date of this Agreement and on each anniversary thereof during the Security Period, an annual agency fee of an amount specified in the Fee Letter, such agency fee to be payable to the Agent in advance for its own account.

20.2
Costs of negotiation, preparation etc. The Borrowers shall pay to the Agent on its demand the amount of all expenses reasonably incurred by the Agent or the Security Trustee in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document.

20.3
Costs of variations, amendments, enforcement etc. The Borrowers shall pay to the Agent, on the Agent’s demand, for the account of the Creditor Party concerned the amount of all expenses incurred by a Creditor Party (in the case of paragraphs (a), (b) and (c), such expenses to be reasonably incurred) in connection with:

(a)	any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;

(b)	any consent or waiver by the Lenders, the Majority Lenders or the Creditor Party concerned under or in connection with a Finance Document, or any request for such a consent or waiver;

(c)	the valuation of any security provided or offered under Clause 15 or any other matter relating to such security; or

(d)	any step taken by the Creditor Party concerned with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

20.4
Extraordinary management time. The Borrowers shall pay to the Agent on its demand compensation in respect of the reasonable and documented amount of time which the management of either Servicing Bank has spent in connection with a matter covered by Clause 20.3 and which exceeds the amount of time which would ordinarily be spent in the performance of the relevant Servicing Bank’s routine functions. Any such compensation shall be based on such reasonable daily or hourly rates as the Agent may notify to the Borrowers and is in addition to any fee paid or payable to the relevant Servicing Bank. Where one bank is both Agent and Security Trustee there shall be no double charging of such compensation.

20.5
Documentary taxes. The Borrowers shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Agent’s demand, fully indemnify each Creditor Party against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrowers to pay such a tax.

20.6
Certification of amounts. A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 20 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall (save in the case of manifest error) be prima facie evidence that the amount, or aggregate amount, is due.

21	INDEMNITIES

21.1
Indemnities regarding borrowing and repayment of Loan. The Borrowers shall fully indemnify the Agent and each Lender on the Agent’s demand and the Security Trustee on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by that Creditor Party, or which that Creditor Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)	an Advance not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender claiming the indemnity;

(b)	the receipt or recovery of all or any part of the Loans or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(c)
any failure (for whatever reason) by the Borrowers to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrowers on the amount concerned under Clause 7);

(d)	the occurrence and/or continuance of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loans under Clause 19;

and in respect of any tax (other than tax on its overall net income) for which a Creditor Party is liable in connection with any amount paid or payable to that Creditor Party (whether for its own account or otherwise) under any Finance Document.

21.2	Breakage costs. Without limiting its generality, Clause 21.1 covers any claim, expense, liability or loss, including a loss of a prospective profit, incurred by a Lender:

(a)
in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Contribution and/or any overdue amount (or an aggregate amount which includes its Contribution or any overdue amount); and

(b)
in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender concerned) to hedge any exposure arising under this Agreement or that part which the Lender concerned determines is fairly attributable to this Agreement of the amount of the liabilities, expenses or losses (including losses of prospective profits) incurred by it in terminating, or otherwise in connection with, a number of transactions of which this Agreement is one.

In the circumstances referred to in Clause 21.1(b) such costs shall include an amount equal to the relevant Margin which would, but for receipt or recovery of the relevant part of the Loans, have accrued on the relevant part of the Loans, from the date of such receipt or recovery to the end of the then current Interest Period relating thereto.

21.3
Miscellaneous indemnities. The Borrowers shall fully indemnify each Creditor Party severally on their respective demands in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by a Creditor Party, in any country, as a result of or in connection with any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Agent, the Security Trustee or any other Creditor Party or by any receiver appointed under a Finance Document other than claims, expenses, liabilities and losses which are shown to have been directly and mainly caused by the dishonesty or wilful misconduct or the reckless action with knowledge of the probable consequences of the officers or employees of the Creditor Party concerned.

Without prejudice to its generality, this Clause 21.3 covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code or any Environmental Law.

21.4
Currency indemnity. If any sum due from the Borrowers or any Security Party to a Creditor Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the “Contractual Currency”) into another currency (the “Payment Currency”) for the purpose of:

(a)	making or lodging any claim or proof against the Borrowers or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

(b)	obtaining an order or judgment from any court or other tribunal; or

(c)	enforcing any such order or judgment;

the Borrowers shall indemnify the Creditor Party concerned against the loss arising when the amount of the payment actually received by that Creditor Party is converted at the available rate of exchange into the Contractual Currency.

In this Clause 21.4 the “available rate of exchange” means the rate at which the Creditor Party concerned is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause 21.4 creates a separate liability of the Borrowers which is distinct from their other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

21.5
Certification of amounts. A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 21 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall (save in the case of manifest error) be prima facie evidence that the amount, or aggregate amount, is due.

21.6
Sums deemed due to a Lender. For the purposes of this Clause 21, a sum payable by the Borrowers to the Agent or the Security Trustee for distribution to a Lender shall be treated as a sum due to that Lender.

21.7
Environmental Indemnity. The Borrowers shall indemnify the Creditor Parties on demand against all costs, expenses, liabilities and losses sustained or incurred as a result of or in connection with any Environmental Claims being made against the Creditor Parties or otherwise howsoever arising out of any Environmental Incident.

22	NO SET-OFF OR TAX DEDUCTION

22.1	No deductions. All amounts due from a Borrower under a Finance Document shall be paid:

(a)	without any form of set-off, cross-claim or condition; and

(b)	free and clear of any tax deduction except a tax deduction which that Borrower is required by law to make.

22.2	Grossing-up for taxes. If a Borrower is required by law to make a tax deduction from any payment:

(a)	that Borrower shall notify the Agent as soon as it becomes aware of the requirement;

(b)	that Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises;

(c)
the amount due in respect of the payment shall be increased by the amount necessary to ensure that the relevant Creditor Parties receive and retain (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which they would otherwise have received.

No Borrower shall be obliged to pay any additional amount pursuant to paragraph (c) above in respect of any deduction which would not have been required if the relevant Creditor Party had completed a declaration claim, exemption or other form which it has been requested by the Borrowers or an applicable taxation authority to complete and which it is able to complete.

22.3
Evidence of payment of taxes. Within 1 month after making any tax deduction, the Borrower concerned shall deliver to the Agent documentary evidence satisfactory to the Agent that the tax had been paid to the appropriate taxation authority.

22.4
Tax credits. A Creditor Party which receives for its own account a repayment or obtains relief or credit in respect of tax paid or otherwise payable by it in respect of or calculated by reference to the increased payment made by a Borrower under Clause 22.2 shall pay to the relevant Borrower a sum equal to the proportion of the repayment, relief or credit which that Creditor Party allocates to the amount due from that Borrower in respect of which that Borrower made the increased payment:

(a)	the Creditor Party shall not be obliged to allocate to this transaction any part of a tax repayment, relief or credit which is referable to a class or number of transactions;

(b)
nothing in this Clause 22.4 shall oblige a Creditor Party to arrange its tax affairs in any particular manner, to claim any type of relief, credit, allowance or deduction instead of, or in priority to, another or to make any such claim within any particular time;

(c)
nothing in this Clause 22.4 shall oblige a Creditor Party to make a payment which would leave it in a worse position than it would have been in if the relevant Borrower had not been required to make a tax deduction from a payment; and

(d)
any allocation or determination made by a Creditor Party under or in connection with this Clause 22.4 shall (save in the case of manifest error) be conclusive and binding on the Borrowers and the other Creditor Parties.

22.5
Exclusion of tax on overall net income. In this Clause 22“tax deduction” means any deduction or withholding for or on account of any present or future tax except tax on a Creditor Party’s overall net income.

22.6
Application of Master Agreement. For the avoidance of doubt, Clause 22 does not apply in respect of sums due from the Borrowers to the Swap Bank under or in connection with the Master Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of the Master Agreement shall apply.

23	ILLEGALITY, ETC

23.1	Illegality. This Clause 23 applies if a Lender (the “Notifying Lender”) notifies the Agent that it has become, or will with effect from a specified date, become:

(a)	unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)	contrary to, or inconsistent with, any regulation,

for the Notifying Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

23.2
Notification of illegality. The Agent shall promptly notify the Borrowers, the Security Parties, the Security Trustee, and the other Lenders of the notice under Clause 23.1 which the Agent receives from the Notifying Lender.

23.3
Prepayment; termination of Commitment. On the Agent notifying the Borrowers under Clause 23.2, the Notifying Lender’s Available Commitment shall terminate by no later than the date specified in the Notifying Lender’s notice under Clause 23.1 as the date on which the notified event would become effective the Borrowers shall prepay the Notifying Lender’s Contribution in accordance with Clause 8.

23.4
Mitigation. If circumstances arise which would result in a notification under Clause 23.1 then, without in any way limiting the rights of the Notifying Lender under Clause 23.3, the Notifying Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Notifying Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

(a)	have an adverse effect on its business, operations or financial condition; or

(b)	involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c)	involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage

24	INCREASED COSTS

24.1	Increased costs. This Clause 24 applies if a Lender (the “Notifying Lender”) notifies the Agent that the Notifying Lender considers that as a result of:

(a)
the introduction or alteration after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Notifying Lender’s overall net income); or

(b)
complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Notifying Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement, the Notifying Lender (or a parent company of it) has incurred or will incur an “increased cost”.

24.2	Meaning of “increased cost”. In this Clause 24, “increased cost” means, in relation to a Notifying Lender:

(a)
an additional or increased cost incurred as a result of, or in connection with, the Notifying Lender having entered into, or being a party to, this Agreement or a Transfer Certificate, of funding or maintaining its Commitment or Contribution or performing its obligations under this Agreement, or of having outstanding all or any part of its Contribution or other unpaid sums;

(b)	a reduction in the amount of any payment to the Notifying Lender under this Agreement or in the effective return which such a payment represents to the Notifying Lender or on its capital;

(c)
an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Notifying Lender’s Contribution or (as the case may require) the proportion of that cost attributable to the Contribution; or

(d)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Notifying Lender under this Agreement;

but not an item attributable to a change in the rate of tax on the overall net income of the Notifying Lender (or a parent company of it) or an item covered by the indemnity for tax in Clause 21.1 or by Clause 22 or an item arising directly out of the implementation by the applicable authorities having jurisdiction over the Notifying Lender of the matters set out in the statement of the Basle Committee on Banking Regulations and Supervisory Practices dated July 1988 and entitled “International Convergence of Capital Measurement and Capital Standards”, to the extent and according to the timetable provided for in the statement.

For the purposes of this Clause 24.2 the Notifying Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class of its assets and liabilities) on such basis as it considers appropriate.

24.3
Notification to Borrowers of claim for increased costs. The Agent shall promptly notify the Borrowers and the Security Parties of the notice which the Agent received from the Notifying Lender under Clause 24.1.

24.4
Payment of increased costs. The Borrowers shall pay to the Agent, on the Agent’s demand, for the account of the Notifying Lender the amounts which the Agent from time to time notifies the Borrowers that the Notifying Lender has specified to be necessary to compensate the Notifying Lender for the increased cost (provided that such demand is accompanied by a certificate from the Notifying Lender confirming the amount of its increased cost and including a calculation thereof).

24.5
Notice of prepayment or cancellation. If the Borrowers are not willing to continue to compensate the Notifying Lender for the increased cost under Clause 24.4, the Borrowers may give the Agent not less than 90 days’ notice of their intention to prepay the Notifying Lender’s Contribution at the end of an Interest Period and/or to cancel the Notifying Lender’s Available Commitment.

24.6
Prepayment; termination of Commitment. A notice under Clause 24.5 shall be irrevocable; the Agent shall promptly notify the Notifying Lender of the Borrowers’ notice of intended prepayment and/or intended cancellation; and:

(a)	on the date on which the Agent serves that notice, the Commitment of the Notifying Lender shall be cancelled; and

(b)
on the date specified in its notice of intended prepayment, the Borrowers shall prepay (without premium or penalty) the Notifying Lender’s Contribution, together with accrued interest thereon at the applicable rate plus the Margin.

24.7	Application of prepayment. Save to the extent stated above Clause 8 shall apply in relation to the prepayment.

24.8
Mitigation. If circumstances arise which would result in a notification under Clause 24.1 then, without in any way limiting the rights of the Notifying Lender under Clause 24.3, the Notifying Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Notifying Lender shall not be under any obligation to take any such action if, in its opinion, to do so would or might:

(a)	have an adverse effect on its business, operations or financial condition; or

(b)	involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

(c)	involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

25	SET-OFF

25.1	Application of credit balances. Each Creditor Party may without prior notice following the occurrence of an Event of Default which is continuing:

(a)
apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of any Borrower at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from the Borrowers to that Creditor Party under any of the Finance Documents; and

(b)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of any Borrower;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars;

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.

25.2
Existing rights unaffected. No Creditor Party shall be obliged to exercise any of its rights under Clause 25.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

25.3
Sums deemed due to a Lender. For the purposes of this Clause 25, a sum payable by the Borrowers to the Agent or the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender’s proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.

25.4
No Security Interest. This Clause 25 gives the Creditor Parties a contractual right of set-off only, and does not create any equitable charge or other Security Interest over any credit balance of the Borrowers.

26	TRANSFERS AND CHANGES IN LENDING OFFICES

26.1
Transfer by Borrowers. No Borrower may, without the consent of the Agent, given on the instructions of all the Lenders transfer any of its rights, liabilities or obligations under any Finance Document.

26.2
Transfer by a Lender. Subject to Clause 26.4, a Lender (the “Transferor Lender”) may at any time, with the prior written consent of the Borrowers (not to be unreasonably withheld or delayed) or without the consent of the Borrowers if an Event of Default or a Potential Event of Default has occurred and is continuing, cause:

(a)	its rights in respect of all or part of its Contribution; or

(b)	its obligations in respect of all or part of its Commitment; or

(c)	a combination of (a) and (b);

to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, another bank or financial institution (a “Transferee Lender”) by delivering to the Agent a completed certificate in the form set out in Schedule 4 with any modifications approved or required by the Agent (a “Transfer Certificate”) executed by the Transferor Lender and the Transferee Lender Provided that a Lender may make such transfer to any wholly owned subsidiary of it, to its parent company or to another subsidiary of its parent company without the consent of the Borrowers and provided further that the Borrowers may withhold their consent aforesaid if the proposed transfer would result in the Borrowers being obliged to make a payment to the Transferee under Clause 22 or Clause 24.

However any rights and obligations of the Transferor Lender in its capacity as Agent or Security Trustee will have to be dealt with separately in accordance with the Agency and Trust Agreement.

26.3
Transfer Certificate, delivery and notification. As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective):

(a)	sign the Transfer Certificate on behalf of itself, the Borrowers, the Security Parties, the Security Trustee and each of the other Creditor Parties;

(b)	on behalf of the Transferee Lender, send to the Borrowers and each Security Party letters or faxes notifying them of the Transfer Certificate and attaching a copy of it;

(c)	send to the Transferee Lender copies of the letters or faxes sent under paragraph (b) above.

26.4	Effective Date of Transfer Certificate. A Transfer Certificate becomes effective on the Transfer Date.

26.5
No transfer without Transfer Certificate. No assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, the Borrowers, any Security Party, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate.

26.6
Lender re-organisation; waiver of Transfer Certificate. However, if a Lender enters into any merger, de-merger or other reorganisation as a result of which all its rights or obligations vest in another person (the “successor”), the Agent may, if it sees fit, by notice to the successor and the Borrowers and the Security Trustee waive the need for the execution and delivery of a Transfer Certificate; and, upon service of the Agent’s notice, the successor shall become a Lender with the same Commitment and Contribution as were held by the predecessor Lender.

26.7	Effect of Transfer Certificate. A Transfer Certificate takes effect in accordance with English law as follows:

(a)
to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender’s title and of any rights or equities which the Borrowers or any Security Party had against the Transferor Lender;

(b)	the Transferor Lender’s Commitment is discharged to the extent specified in the Transfer Certificate;

(c)	the Transferee Lender becomes a Lender with the Contribution or Commitment of an amount specified in the Transfer Certificate;

(d)
the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

(e)
any part of the Loans which the Transferee Lender advances after the Transfer Certificate’s effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the transferor’s title and any rights or equities of the Borrowers or any Security Party against the Transferor Lender had not existed;

(f)
the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under Clause 5.7 and Clause 20, and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and

(g)
in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount.

The rights and equities of the Borrowers or any Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross-claim.

26.8
Maintenance of register of Lenders. During the Security Period the Agent shall maintain a register in which it shall record the name, the Commitment, the Contribution and administrative details (including the lending office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 26.4) of the Transfer Certificate; and the Agent shall make the register available for inspection by the Security Trustee and the Borrowers during normal banking hours, subject to receiving at least 3 Business Days prior notice.

26.9
Reliance on register of Lenders. The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Commitments, Contributions and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.

26.10
Authorisation of Agent to sign Transfer Certificates. Subject to the foregoing provisions of this Clause 26 the Borrowers, the Security Trustee and each Lender irrevocably authorise the Agent to sign Transfer Certificates on its behalf.

26.11
Registration fee. In respect of any Transfer Certificate, the Agent shall be entitled to recover a registration fee of $2,000 from the Transferor Lender or (at the Agent’s option) the Transferee Creditor Party.

26.12
Sub-participation; subrogation assignment. A Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, the Borrowers, any Security Party, the Agent, the Security Trustee or any other Creditor Party; and the Lenders may assign, in any manner and terms agreed by the Majority Lenders, the Agent and the Security Trustee all or any part of those rights to an insurer or surety who has become subrogated to them.

26.13
Disclosure of information. A Lender may disclose to a potential Transferee Lender or sub-participant any information which the Lender has received in relation to the Borrowers, any Security Party or their affairs under or in connection with any Finance Document.

26.14	Change of lending office. A Lender may change its lending office by giving notice to the Agent and the change shall become effective on the later of:

(a)	the date on which the Agent receives the notice; and

(b)	the date, if any, specified in the notice as the date on which the change will come into effect.

26.15
Notification. On receiving such a notice, the Agent shall notify the Borrowers and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the lending office of which the Agent last had notice.

26.16
Replacement of Reference Bank. If any Reference Bank ceases to be a Lender or is unable on a continuing basis to supply quotations for the purposes of Clause 5 then, unless the Borrowers, the Agent and the Majority Lenders otherwise agree, the Agent, acting on the instructions of the Majority Lenders, and after consulting the Borrowers, shall appoint another bank (whether or not a Lender) to be a replacement Reference Bank; and, when that appointment comes into effect, the first-mentioned Reference Bank’s appointment shall cease to be effective.

26.17
No additional costs. If a Lender transfers any part of its Contribution and/or Commitment or sub-participates any part of its rights and/or obligations under the Finance Documents or changes it lending office pursuant to this Clause 26 and as a result of circumstances existing at the date the transfer, sub participation or change occurs, the Borrowers would be obliged to make an increased payment to that Lender under any applicable Clauses of this Agreement, then that Lender is only entitled to receive payment under those Clauses to the same extent as the Lender would have been if the transfer, sub-participation or change of lending office had not occurred.

27	VARIATIONS AND WAIVERS

27.1
Variations, waivers etc. by Majority Lenders. Subject to Clause 27.2, a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party’s rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax, by the Borrowers, by the Agent on behalf of the Majority Lenders, by the Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

27.2
Variations, waivers etc. requiring agreement of all Lenders. However, as regards the following, Clause 27.1 applies as if the words “by the Agent on behalf of the Majority Lenders” were replaced by the words “by or on behalf of every Lender”:

(a)	a change in the Margin or in the definition of LIBOR;

(b)	an extension of the due date for, or a decrease in the amount of, any payment of principal, interest, fees, or other sum payable under this Agreement;

(c)	an increase in any Lender’s Commitment;

(d)	an extension of Availability Period;

(e)	a change to the definition of “Majority Lenders” or “Finance Documents”;

(f)	a change to the preamble or to Clause 2, 3, 4, 5.1, 17, 18 or 30;

(g)	a change to this Clause 27;

(h)	any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document; and

(i)	any other change or matter as regards which this Agreement or another Finance Document expressly provides that each Lender’s consent is required.

27.3
Exclusion of other or implied variations. Except for a document which satisfies the requirements of Clauses 27.1 and 27.2, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)	a provision of this Agreement or another Finance Document; or

(b)	an Event of Default; or

(c)	a breach by any Borrower or a Security Party of an obligation under a Finance Document or the general law; or

(d)	any right or remedy conferred by any Finance Document or by the general law;

and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

28	NOTICES

28.1
General. Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or fax; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

28.2	Addresses for communications. A notice shall be sent:

(a)	to the Borrowers:Suite 306
Commerce Building
One Chancery Lane
Hamilton HM12
Bermuda

Mailing Address:
P.O. Box HM 2522
Hamilton HMGX
Bermuda

Attention:     William J. Carr
Fax:    +1-441-295-4957

With a copy to:
TBS Shipping Services Inc.
612 East Grassy Sprain Road
Yonkers, NY 10710 U.S.A.
Attention: Ferdinand V. Lepere

Fax :     +1-914-961-5121

(b)	to a Lender:At the address below its name in Schedule 1 or (as the case may require) in the relevant Transfer Certificate.

(c)	to the Agent:In respect of operational matters (such as drawdowns, interest rate fixing, interest/fee calculations and payments:

The Royal Bank of Scotland plc

Level 3

2½ Devonshire Square

London EC2M 4XJ

Fax No: +44 207 615 7673

Attention: Loans Administration/LAU

in respect of non operational matters (such as documentation, covenant compliance, amendments and waivers etc)

The Royal Bank of Scotland plc

Shipping Business Centre

5-10 Great Tower Street

London EC3P 3HX

Fax No: +44 2076 15012

Attention: Ship Finance Portfolio Management

(d)	to the Security Trustee:The Royal Bank of Scotland plc
Level 5
135 Bishopsgate
London EC2M 3UR

Fax No: +44 207 085 4564
Attention: Syndicated Loans Agency

or to such other address as the relevant party may notify the Agent or, if the relevant party is the Agent or the Security Trustee, the Borrowers, the Lenders, and the Security Parties.

28.3	Effective date of notices. Subject to Clauses 28.4 and 28.5:

(a)	a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered;

(b)	a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

28.4	Service outside business hours. However, if under Clause 28.3 a notice would be deemed to be served:

(a)	on a day which is not a business day in the place of receipt; or

(b)	on such a business day, but after 5 p.m. local time;

the notice shall (subject to Clause 28.5) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

28.5
Illegible notices. Clauses 28.3 and 28.4 do not apply if the recipient of a notice notifies the sender within 1 hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

28.6
Valid notices. A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

28.7	English language. Any notice under or in connection with a Finance Document shall be in English.

28.8	Meaning of “notice”. In this Clause 28, “notice” includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

28.9	Electronic communication

(a)
Any communication to be made between the Agent and a Creditor Party under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Creditor Party:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)
Any electronic communication made between the Agent and a Creditor Party will be effective only when actually received in readable form and in the case of any electronic communication made by a Creditor Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

29	JOINT AND SEVERAL LIABILITY

29.1	General. All liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be several and, if and to the extent consistent with Clause 29.2, joint.

29.2	No impairment of Borrower's obligations. The liabilities and obligations of a Borrower shall not be impaired by:

(a)	this Agreement being or later becoming void, unenforceable or illegal as regards any other Borrower;

(b)	any Lender, Swap Bank or the Security Trustee entering into any rescheduling, refinancing or other arrangement of any kind with any other Borrower;

(c)	any Lender, Swap Bank or the Security Trustee releasing any other Borrower or any Security Interest created by a Finance Document; or

(d)	any combination of the foregoing.

29.3
Principal debtors. Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and no Borrower shall in any circumstances be construed to be a surety for the obligations of any other Borrower under this Agreement.

29.4	Subordination. Subject to Clause 29.5, during the Security Period, no Borrower shall:

(a)
claim any amount which may be due to it from any other Borrower whether in respect of a payment made, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document; or

(b)	take or enforce any form of security from any other Borrower for such an amount, or in any other way seek to have recourse in respect of such an amount against any asset of any other Borrower; or

(c)	set off such an amount against any sum due from it to any other Borrower; or

(d)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Borrower or other Security Party; or

(e)	exercise or assert any combination of the foregoing.

29.5
Borrower's required action. If during the Security Period, the Agent, by notice to a Borrower, requires it to take any action referred to in paragraphs (a) to (d) of Clause 29.4, in relation to any other Borrower, that Borrower shall take that action as soon as practicable after receiving the Agent's notice.

30	SUPPLEMENTAL

30.1	Rights cumulative, non-exclusive. The rights and remedies which the Finance Documents give to each Creditor Party are:

(a)	cumulative;

(b)	may be exercised as often as appears expedient; and

(c)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

30.2
Severability of provisions. If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

30.3	Counterparts. A Finance Document may be executed in any number of counterparts.

30.4	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

31	LAW AND JURISDICTION

31.1	English law. This Agreement shall be governed by, and construed in accordance with, English law.

31.2	Exclusive English jurisdiction. Subject to Clause 31.3, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement.

31.3	Choice of forum for the exclusive benefit of the Creditor Parties. Clause 36.2 is for the exclusive benefit of the Creditor Parties, each of which reserves the right:

(a)
to commence proceedings in relation to any matter which arises out of or in connection with this Agreement in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

No Borrower shall commence any proceedings in any country other than England in relation to a matter which arises out of or in connection with this Agreement.

31.4
Process agent. Each Borrower irrevocably appoints Curtis Davis Garrard LLP at its registered office for the time being, presently at Waterview House, Roundwood Avenue, Stockley Park, Uxbridge UB11 1AU, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Agreement.

31.5
Creditor Party rights unaffected. Nothing in this Clause 31 shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

31.6	Meaning of “proceedings”. In this Clause 31, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

LENDERS

Lender	Lending Office	Commitment
The Royal Bank of Scotland plc	Shipping Business Centre 5-10 Great Tower Street London EC3P 3HX	$150,000,000
	Fax No: + 44 207 283 7538 Attention: Ship Finance Portfolio Management

SCHEDULE 2

DRAWDOWN NOTICE

To:  The Royal Bank of Scotland plc
Level 3
2½ Devonshire Square
London EC2M 4XJ

Attention: Loans Administration/LAU

DRAWDOWN NOTICE

1
We refer to the loan agreement (the “Loan Agreement”) dated [●] and made between Argyle Maritime Corp., Caton Maritime Corp., Dorchester Maritime Corp., Longwoods Maritime Corp., McHenry Maritime Corp. and Sunswyck Maritime Corp., as Borrowers, the Lenders referred to therein, and The Royal Bank of Scotland plc as Mandated Lead Arranger, Bookrunner, Agent, Security Trustee, and Swap Bank in connection with a term loan facility of US$150,000,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2	We request to borrow an Advance under the Loan Facility as follows:

(a)	Amount: US$[●];

(b)	Drawdown Date: [●];

(c)	[Duration of the first Interest Period shall be [●] months;]

(d)	Payment instructions : account in our name and numbered [●] with [●] of [●].

3	We represent and warrant that:

(a)	the representations and warranties in Clause 10 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing;

(b)	no Event of Default or Potential Event of Default has occurred and is continuing or will result from the borrowing of the Loans.

4	This notice cannot be revoked without the prior consent of the Majority Lenders.

5	We authorise you to deduct the fees referred to in Clause 25 and due to you for the account of the Lenders from the amount of the said Advance.

[Name of Signatory]

for and on behalf of
[relevant Borrower]
[●]
[●]

SCHEDULE 3

CONDITION PRECEDENT DOCUMENTS

PART A

The following are the documents referred to in Clause 19.1(a)required before service of the first Drawdown Notice.

1	A duly executed original of each Finance Document (and of each document required to be delivered by each Finance Document) other than those referred to in Part B or Part C or Part D.

2	Copies of the certificate of incorporation, constitutional documents and evidence of the goodstanding (or its equivalent) of each Borrower and each Security Party.

3
Copies of resolutions of the directors of each Borrower and each Security Party and copies of resolutions of the shareholders of each Borrower, in each case authorising the execution of each of the Finance Documents to which that Borrower or that Security Party is a party and, in the case of each Borrower, authorising named officers to give the Drawdown Notices and other notices under this Agreement and ratifying the execution of the Shipbuilding Contracts.

4	The original of any power of attorney under which any Finance Document is executed on behalf of a Borrower or a Security Party.

5	Copies of all consents which any Borrower or any Security Party requires to enter into, or make any payment under, any Finance Document or the Shipbuilding Contracts.

6	Copies of the Shipbuilding Contracts and the Overall Agreement.

7	Such documentary evidence as the Agent and its legal advisers may require in relation to the due authorisation and execution by the Seller of the Shipbuilding Contracts and the Overall Agreement.

8	Documentary evidence that the agent for service of process named in Clause 31 has accepted its appointment.

9	Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of Bermuda and Marshall Islands.

10
A written confirmation from the Borrowers as to which individuals are authorised to give verbal and/or written instructions to the Agent on behalf of the Borrowers in respect of the selection of any Interest Period pursuant to Clause 6.2 of this Agreement.

11
A written statement from a person acceptable to the Agent confirming the identity of the ultimate beneficial owner or owners of the shares in the Borrowers, the Corporate Guarantor and each other Security Party and of the identity of the person or persons controlling the voting rights attached to those shares.

12
Such documents and evidence as the Agent shall require in relation to each Security Party based on applicable law and regulations, and the Agent’s own internal guidelines, relating to the Agent’s knowledge of its customers.

13
Such documentary evidence as the Agent and its legal advisers may require in relation to the due authorisation and execution by the parties to the Intercreditor Agreement (other than the Creditor Parties).

14	If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

Each of the documents specified in paragraphs 2, 3, 5, and 6 of Part A and every other copy document delivered under this Schedule shall be certified as a true and up to date copy by a director, representative director, or the secretary (or equivalent officer) of the relevant Borrower.

PART B

The following are the documents referred to in Clause 19.1(b) required before the drawdown of a Advance (other than a Delivery Advance) in respect of a Ship to be acquired using the proceeds of such Advance:

1
evidence that the relevant stage payment of the Contract Price payable under the Shipbuilding Contract in respect of such Ship payable under the relevant Shipbuilding Contract has fallen due for payment or, in the case of each of Ship D, Ship E and Ship F and the relevant Advance to be utilised to reimburse the relevant Borrower the second instalment of the Contract Price payable under the relevant Shipbuilding Contract that such instalment has been paid to the Seller and that the stage of steel cutting for such Ship has been completed;

2	the Pre-delivery Security Assignment in respect of the Shipbuilding Contract relating to such Ship (and of each document to be delivered thereunder); and

3	favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of the Marshall Islands and China.

4
a copy of the relevant Refund Guarantee together with such documentary evidence as the Agent, and its legal advisers may require in relation to the due authorisation and execution by the Refund Guarantor of that Refund Guarantee and that such Refund Guarantee has been registered with the State Administration of Foreign Exchange in China.

PART C

The following are the documents referred to in Clause 19.1(d) required before the drawdown of a Delivery Advance in respect of a Ship to be acquired using the proceeds of such Delivery Advance:

1

(a)	A duly executed original of the Mortgage and Multiparty Deed relating to the Ship (and of each document to be delivered by each of them); and

(b)
in relation to the First Delivery Advance a duly executed original of the Account Security Deed and the originals of any mandates or other documents required in connection with the opening and operation of the Earnings Account and the Standby Earnings Account.

2	Documentary evidence that:

(a)
the Ship has been or on the relevant Delivery Date will be unconditionally delivered by the Sellers to, and accepted by, the relevant Borrower under the relevant Shipbuilding Contract and the full purchase price payable under the relevant Shipbuilding Contract has been duly paid;

(b)	the Ship is or on the relevant Delivery Date will be registered in the name of the relevant Borrower with the Panamanian ship registry;

(c)	the Ship is or on the relevant Delivery Date will be in the absolute and unencumbered ownership of the relevant Borrower save as contemplated by the Finance Documents;

(d)	the Ship has or on the relevant Delivery Date will have its Classification with its classification society, free of all recommendations and qualifications of such classification society;

(e)	the relevant Mortgage has been or on the Delivery Date will be duly registered against the Ship as a valid first preferred Panamanian ship mortgage in accordance with the laws of Panama;

(f)
the Ship is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with and a certified copy of the certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship;

(g)
the Ship has been or on the relevant Delivery Date will be unconditionally delivered by the relevant Borrower to, and accepted by, the Bareboat Charterer under the relevant Bareboat Charter and the Ship has been bareboat registered under the Philippine’s flag (with details of the Mortgage duly noted on the Ship’s bareboat register);

(h)	the Ship has been or on the relevant Delivery Date will be unconditionally delivered by the Bareboat Charter to, and accepted by, the Time Charterer under the relevant Time Charter;

3	Documents establishing that the Ship will, as from the relevant Drawdown Date, be managed by the Approved Managers on terms acceptable to the Lenders, together with:

(a)
a letter or letters of undertaking executed by the Approved Managers in favour of the Agent in the terms required by the Agent agreeing certain matters in relation to the management of that Ship and subordinating the rights of the Approved Managers against the Borrowers and that Ship to the rights of the Creditor Parties under the Finance Documents; and

(b)
copies of the Approved Managers’ Document of Compliance and of the Ship Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires).

4
A valuation of each Ship then the subject of a Mortgage and the Ship the subject of the said Final Sub-Advance addressed to the Agent and the Lenders stated to be for the purpose of this Agreement and dated not earlier then 30 days before the relevant Drawdown Date from an independent London sale and purchase shipbroker which the Agent has approved or appointed which shows a value for such Ships acceptable to the Agent.

5
A letter from the relevant Borrower to the protection and indemnity association in which the Ship is or is to be entered instructing it to provide the Agent with a copy of the certificate of entry of the Ship and any information relating to the entry of the Ship in such protection and indemnity association.

6	Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the law of Marshall Islands, Panama, China and such other relevant jurisdictions as the Agent may require.

7	A favourable opinion from an independent insurance consultant acceptable to the Agent on such matters relating to the insurances for the Ship as the Agent may require.

8
Documents of the kind referred to in Schedule 3 Part A 2, 3 and 4 in relation to the Bareboat Charterer, the Time Charterer, the Approved Managers, TBS Pacific Liner and TBS Worldwide and their execution of the Finance Documents to which they are a party.

9	If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

SCHEDULE 4

TRANSFER CERTIFICATE

The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively.

To:	The Royal Bank of Scotland plc for itself and for and on behalf of the Borrowers, each Security Party, the Security Trustee and each Lender, as defined in the Loan Agreement referred to below.

[●]

1
This Certificate relates to a Loan Agreement (the “Loan Agreement”) dated [●] and made between (1) Argyle Maritime Corp., Caton Maritime Corp., Dorchester Maritime Corp., Longwoods Maritime Corp., McHenry Maritime Corp. and Sunswyck Maritime Corp. (the “Borrowers”), (2) the banks and financial institutions named therein as Lenders and (3) The Royal Bank of Scotland plc as Mandated Lead Arranger, Bookrunner, Agent, Swap Bank, Security Trustee relating to a term loan facility of $150,000,000.

2	In this Certificate, terms defined in the Loan Agreement shall, unless the contrary intention appears, have the same meanings and:

“Relevant Parties” means the Agent, the Borrowers, each Security Party, the Security Trustee and each Lender;

“Transferor” means [full name] of [lending office]; and

“Transferee” means [full name] of [lending office].

3	The effective date of this Certificate is [●] Provided that this Certificate shall not come into effect unless it is signed by the Agent on or before that date.

4
The Transferor assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Loan Agreement and every other Finance Document in relation to [●] per cent. of its Contribution, which percentage represents $[●].

5
By virtue of this Certificate and Clause 26 of the Loan Agreement, the Transferor is discharged entirely from its Commitment which amounts to $[●] [from [●] per cent. of its Commitment, which percentage represents $[●] and the Transferee acquires a Commitment of $[●].

6
The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the Finance Documents which Clause 26 of the Loan Agreement provides will become binding on it upon this Certificate taking effect.

7
The Agent, at the request of the Transferee (which request is hereby made) accepts, for the Agent itself and for and on behalf of every other Relevant Party, this Certificate as a Transfer Certificate taking effect in accordance with Clause 26 of the Loan Agreement.

8	The Transferor:

(a)	warrants to the Transferee and each Relevant Party that:

(i)	the Transferor has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which are in connection with this transaction; and

(ii)	this Certificate is valid and binding as regards the Transferor;

(b)	warrants to the Transferee that the Transferor is absolutely entitled, free of encumbrances, to all the rights and interests covered by the assignment in paragraph 4 above; and

(c)
undertakes with the Transferee that the Transferor will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee’s title under this Certificate or for a similar purpose.

9	The Transferee:

(a)	confirms that it has received a copy of the Loan Agreement and each of the other Finance Documents;

(b)	agrees that it will have no rights of recourse on any ground against either the Transferor, the Agent, the Security Trustee or any Lender in the event that:

(i)	any of the Finance Documents prove to be invalid or ineffective;

(ii)	any Borrower or any Security Party fails to observe or perform its obligations, or to discharge its liabilities, under any of the Finance Documents;

(iii)
it proves impossible to realise any asset covered by a Security Interest created by a Finance Document, or the proceeds of such assets are insufficient to discharge the liabilities of the Borrowers or any Security Party under the Finance Documents;

(c)	agrees that it will have no rights of recourse on any ground against the Agent, the Security Trustee or any Lender in the event that this Certificate proves to be invalid or ineffective;

(d)	warrants to the Transferor and each Relevant Party that:

(i)	it has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which it needs to take or obtain in connection with this transaction; and

(ii)	this Certificate is valid and binding as regards the Transferee; and

(e)	confirms the accuracy of the administrative details set out below regarding the Transferee.

10
The Transferor and the Transferee each undertake with the Agent and the Security Trustee severally, on demand, fully to indemnify the Agent and/or the Security Trustee in respect of any claim, proceeding, liability or expense (including all legal expenses) which they or either of them may incur in connection with this Certificate or any matter arising out of it, except such as are shown to have been mainly and directly caused by the gross and culpable negligence or dishonesty of the Agent’s or the Security Trustee’s own officers or employees.

11
The Transferee shall repay to the Transferor on demand so much of any sum paid by the Transferor under paragraph 10 as exceeds one-half of the amount demanded by the Agent or the Security Trustee in respect of a claim, proceeding, liability or expense which was not reasonably foreseeable at the date of this Certificate; but nothing in this paragraph shall affect the liability of each of the Transferor and the Transferee to the Agent or the Security Trustee for the full amount demanded by it.

[Name of Transferor]      [Name of Transferee]

By:        By:

Date:        Date:

Agent

Signed for itself and for and on behalf of itself
as Agent and for every other Relevant Party

[Name of Agent]

By:

Date:

Administrative Details of Transferee

Name of Transferee:

Lending Office:

Contact Person
(Loan Administration Department):

Telephone:

Telex:

Fax:

Contact Person
(Credit Administration Department):

Telephone:

Telex:

Fax:

Account for payments:

Note: This Transfer Certificate alone may not be sufficient to transfer a proportionate share of the Transferor’s interest in the security constituted by the Finance Documents in the Transferor’s or Transferee’s jurisdiction. It is the responsibility of each Lender to ascertain whether any other documents are required for this purpose.

SCHEDULE 5

REPAYMENT INSTALMENTS

Loan A

Loan A shall be repaid by (i) 40 quarterly instalments each of $417,500 and (ii) a balloon instalment of $8,300,000 payable simultaneously with the last such quarterly instalment commencing with a first such quarterly instalment to be paid on the date falling three months after the Drawdown Date of the Loan A Delivery Advance and thereafter at three monthly intervals Provided that in the event such Loan is not drawndown in full such repayment instalments shall be reduced pro-rata.

Loan B

Loan B will be repaid by (i) 40 quarterly instalments each of $417,500 and (ii) a balloon instalment of $8,300,000 payable simultaneously with the last such quarterly instalment commencing with a first such quarterly instalment to be paid on the date falling three months after the Drawdown Date of the Loan B Delivery Advance and thereafter at three monthly intervals Provided that in the event such Loan is not drawndown in full such repayment instalments shall be reduced pro-rata.

Loan C

Loan C will be repaid by (i) 40 quarterly instalments each of $417,500 and (ii) a balloon instalment of $8,300,000 payable simultaneously with the last such quarterly instalment commencing with a first such quarterly instalment to be paid on the date falling three months after the Drawdown Date of the Loan C Delivery Advance and thereafter at three monthly intervals Provided that in the event such Loan is not drawndown in full such repayment instalments shall be reduced pro-rata.

Loan D

Loan D will be repaid by (i) 40 quarterly instalments each of $417,500 and (ii) a balloon instalment of $8,300,000 payable simultaneously with the last such quarterly instalment commencing with a first such quarterly instalment to be paid on the date falling three months after the Drawdown Date of the Loan D Delivery Advance and thereafter at three monthly intervals Provided that in the event such Loan is not drawndown in full such repayment instalments shall be reduced pro-rata.

Loan E

Loan E will be repaid by (i) 40 quarterly instalments each of $417,500 and (ii) a balloon instalment of $8,300,000 payable simultaneously with the last such quarterly instalment commencing with a first such quarterly instalment to be paid on the date falling three months after the Drawdown Date of the Loan E Delivery Advance and thereafter at three monthly intervals Provided that in the event such Loan is not drawndown in full such repayment instalments shall be reduced pro-rata.

Loan F

Loan F will be repaid by (i) 40 quarterly instalments each of $417,500 and (ii) a balloon instalment of $8,300,000 payable simultaneously with the last such quarterly instalment commencing with a first such quarterly instalment to be paid on the date falling three months after the Drawdown Date of the Loan F Delivery Advance and thereafter at three monthly intervals Provided that in the event such Loan is not drawndown in full such repayment instalments shall be reduced pro-rata.

SCHEDULE 6

MANDATORY COST FORMULA

1
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Financial Services Authority (or any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2
On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the“Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Advance) and will be expressed as a percentage rate per annum.

3
The Additional Cost Rate for any Lender lending from a lending office in Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Advances made from that lending office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that lending office.

4	The Additional Cost Rate for any Lender lending from a lending office in the United Kingdom will be calculated by the Agent as follows:

[Missing Graphic Reference]per cent. per annum
Where:

E
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 6 below and expressed in pounds per £1,000,000.

5	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(d)
“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union; and

(e)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6
If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

7
Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its lending office; and

(b)	any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

8
The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 6 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its lending office.

9
The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10
The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11
Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties.

12
The Agent may from time to time, after consultation with the Borrowers and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties.

SCHEDULE 7

CLASSIFICATION OF SHIPS

Ship	Classification
Ship A	LR & 100A7, Strengthened for Heavy Cargos, Container Cargoes on Twin Deck and on Upper Deck and all hatch covers, & LMC, SCM. & IWS, UMS
Ship B	LR & 100A7, Strengthened for Heavy Cargos, Container Cargoes on Twin Deck and on Upper Deck and all hatch covers, & LMC, SCM. & IWS, UMS
Ship C	LR & 100A7, Strengthened for Heavy Cargos, Container Cargoes on Twin Deck and on Upper Deck and all hatch covers, & LMC, SCM. & IWS, UMS
Ship D	LR & 100A7, Strengthened for Heavy Cargos, Container Cargoes on Twin Deck and on Upper Deck and all hatch covers, & LMC, SCM. & IWS, UMS
Ship E	LR & 100A7, Strengthened for Heavy Cargos, Container Cargoes on Twin Deck and on Upper Deck and all hatch covers, & LMC, SCM. & IWS, UMS
Ship F	LR & 100A7, Strengthened for Heavy Cargos, Container Cargoes on Twin Deck and on Upper Deck and all hatch covers, & LMC, SCM. & IWS, UMS

SCHEDULE 8

FINANCIAL COVENANTS

Pursuant to Clause 11.18 the Borrowers undertake to comply at all times with the following financial covenants:

(a)
Minimum Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) $170,000,000, plus (ii) an amount equal to 75% of the Consolidated Net Income earned in each full fiscal quarter ending after 30 June 2006 (with no deduction for a net loss in any such fiscal quarter) and (iii) an amount equal to 100% of the aggregate increases in Shareholders’ Equity of Holdings and its Subsidiaries after the date hereof by reason of the issuance and sale of Equity Interests of Holdings or any Subsidiary (other than issuances to Holdings or a wholly-owned Subsidiary), including upon any conversion of debt securities of Holdings into such Equity Interests.

(b)	Minimum Cash Liquidity. For each calendar month ending on or after the date hereof, Qualified Cash, plus Availability in an average daily amount during such calendar month not less than $10,000,000.

(c)	Maximum Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time during any period of four fiscal quarters of Holdings and its Subsidiaries to be greater than 2.50:1.00.

(d)
Minimum Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of Holdings to be less than the ratio set forth below opposite such fiscal quarter:

Trading 4 Financial Quarters	Minimum Consolidated Fixed Charge Coverage Ratio
Closing Date through 30 September 2007	1.4 : 1.0
31 December 2007 and each fixed quarter thereafter	1.5 : 1.0

For the purposes of this Schedule 8 the following terms shall have the following meanings.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrowers or any of their Subsidiaries free and clear of all Security Interests (other than Permitted Security Interests):

(a)
readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)
time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in Clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 90 days from the date of acquisition thereof;

(c)
commercial paper issued by any Person organised under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and

(d)
Investments, classified in accordance with GAAP as current assets of the Borrowers or any of their Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in Clauses (a), (b) and (c) of this definition;

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period, plus

(a)
the following to the extent deducted in calculating such Consolidated Net Income (and without duplication): (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes payable, (iii) depreciation and amortisation expense and (iv) prepayment of fees and write-offs of deferred financing fees in connection with the refinancing of the Existing Credit Agreements, (v) consulting fees in respect of the business re-engineering incurred in the second and third fiscal quarters of the 2006 fiscal year in an aggregate amount not to exceed $2,500,000 and (vi) net losses from the sales of Vessels as permitted under this Agreement (in each case of or by Holdings and its Subsidiaries for such Measurement Period) and minus

(b)
the following to the extent included in calculating such Consolidated Net Income, all net gains from the sales of Vessels as permitted under this Agreement (in each case of or by Holdings and its Subsidiaries for such Measurement Period);

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of:

(a)
the result of (i) Consolidated EBITDA, less (ii) the sum of (x) Federal, state, local and foreign income taxes paid in cash and (y) Restricted Payments made, in each case, for the most recently completed Measurement Period, to

(b)
the sum of (i) Consolidated Interest Charges for the most recently completed Measurement Period, (ii) the aggregate principal amount of all regularly scheduled principal payments or redemptions or similar acquisitions for value of outstanding debt for borrowed money for the period of twelve (12) consecutive months following such date of determination, but excluding any principal payments scheduled to be made in respect of the Revolving Credit Facility;

“Consolidated Funded Indebtedness” means, as of any date of determination, for Holdings and its Subsidiaries on a consolidated basis, the sum of:

(a)
the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments,

(b)	all purchase money Indebtedness,

(c)	all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments,

(d)	all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business),

(e)	all Attributable Indebtedness,

(f)	without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in Clauses (a) through (e) above of Persons other than the Borrowers or any Subsidiary, and

(g)
all Indebtedness of the types referred to in Clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which a Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Borrower or such Subsidiary; provided, however, for purposes of calculating the “Consolidated Leverage Ratio”, Consolidated Funded Indebtedness shall not include any portion of Permitted New Vessel Construction Indebtedness in an aggregate amount up to $75,000,000 at any time outstanding and used to finance a multi-purpose tweendeck or bulk carrier shipping vessel so long as such vessel remains in the construction phase (i.e., such vessel has not been delivered to Holdings or its Subsidiaries ready for fleet service and operation).

“Consolidated Interest Charges” means, for any Measurement Period, the sum of:

(a)
all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest but excluding capitalized interest on Permitted New Vessel Construction Indebtedness) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP,

(b)	all interest paid or payable with respect to discontinued operations and,

(c)
the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of:

(a)	Consolidated Funded Indebtedness as of such date to,

(b)	Consolidated EBITDA of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude:

(a)	extraordinary gains and extraordinary losses for such Measurement Period,

(b)
the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organisation Documents or any agreement, instrument or Law applicable to such Subsidiary during such Measurement Period, except that Holdings’ equity in any net loss of any such Subsidiary for such-Measurement Period shall be included in determining Consolidated Net Income, and

(c)
any income (or loss) for such Period of any Person if such Person is not a Subsidiary, except that Holdings’ equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Period to Holdings or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to Holdings as described in Clause (b) of this proviso).

“Consolidated Tangible Net Worth” means, as of any date of determination, for Holdings and its Subsidiaries on a consolidated basis, Shareholders’ Equity of Holdings and its Subsidiaries on that date minus the Intangible Assets of Holdings and its Subsidiaries on that date.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Holdings” means the Corporate Guarantor;

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of Holdings.

“Qualified Cash” means, as of any date of determination, the amount of cash and Cash Equivalents which is freely transferable and not subject to a Security Interest (other than a Permitted Security Interest) pledge, security interest, encumbrance, escrow or cash collateral arrangement or any other restriction on its use.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of Holdings and its Subsidiaries as of that date determined in accordance with GAAP.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

SCHEDULE 9

FORM OF COMPLIANCE CERTIFICATE

To: The Royal Bank of Scotland plc
Shipping Business Centre
5-10 Great Tower Street
London EC3P 3HX

Attention: Ship Finance Portfolio Management

From: TSB International Limited

OFFICER’S CERTIFICATE

This Certificate is rendered pursuant to clause 11.18(i) of the loan agreement dated [●]2007 (the “Loan Agreement”) and entered into between (i) Argyle Maritime Corp., Caton Maritime Corp., Dorchester Maritime Corp., Longwoods Maritime Corp., McHenry Maritime Corp. and Sunswyck Maritime Corp., as joint and several Borrowers, (ii) the banks and financial institutions listed in Schedule 1 as Lenders, (iii) The Royal Bank of Scotland plc as Mandated Lead Arranger, Bookrunner, Agent, Security Trustee and Swap Bank, relating to a loan facility of US$150,000,000. Words and expressions defined in the Loan Agreement shall have the same meanings when used herein.

I, the Chief Financial Officer of the Corporate Guarantor, hereby certify that:

1	Attached to this Certificate are the latest [audited][unaudited] accounts of the Guarantor and its consolidated subsidiaries for the financial year [quarter] ending on [●].

2
Set out below are the respective amounts, in US Dollars, of Cash Equivalents, Consolidated EBITDA, Consolidated Interest Charges, Consolidated Net Income, Consolidated Tangible Net Worth and Qualified Cash:

US Dollars
Cash Equivalents	[●]
Consolidated EBITDA	[●]
Consolidated Interest Charges	[●]
Consolidated Net Income	[●]
Consolidated Tangible Net Worth	[●]
Qualified Cash	[●]

3	Accordingly, as at the date of this Certificate the financial covenants set out in Appendix 8 of the Loan Agreement [are][are not] complied with, in that as at [●]:

(a)	Minimum Consolidated Tangible Net WorthUS$[●];

(b)	Minimum Cash LiquidityUS$[●];

(c)	Maximum Consolidated Leverage Ratio[x.xx]

(d)	Minimum Consolidated Fixed Charge Coverage Ratio[x.xx]

4	As at [●] no Event of Default has occurred and is continuing [or, specify / identify any Event of Default]. The Borrowers are in compliance with Clause 15.1 of the Loan Agreement.

[If not, specify this and what is proposed as regards Clause 15.2.]

……………………………..
Chief financial officer
TBS International Limited

EXECUTION PAGE

BORROWERS

SIGNED by
/s/ Anne-Laure Marie Roche
Attorney-in-Fact
for and on behalf of
ARGYLE MARITIME CORP.
in the presence of:
/s/

SIGNEDby
/s/ Anne-Laure Marie Roche
Attorney-in-Fact
for and on behalf of
CATON MARITIME CORP.
in the presence of:
/s/

SIGNED by
/s/ Anne-Laure Marie Roche
Attorney-in-Fact
for and on behalf of
DORCHESTER MARITIME CORP.
in the presence of:
/s/

SIGNED by
/s/ Anne-Laure Marie Roche
Attorney-in-Fact
for and on behalf of
LONGWOODS MARITIME CORP.
in the presence of:
/s/

SIGNED by
/s/ Anne-Laure Marie Roche
Attorney-in-Fact
for and on behalf of
McHENRY MARITIME CORP.
in the presence of:
/s/

SIGNED by
/s/ Anne-Laure Marie Roche
Attorney-in-Fact
for and on behalf of
SUNSWYCK MARITIME CORP.
in the presence of:
/s/

LENDERS

SIGNED by
/s/
for and on behalf of
THE ROYAL BANK OF SCOTLAND PLC
in the presence of:
/s/

GUARANTEE PROVIDERS

MANDATED LEAD ARRANGERS

SIGNED by
/s/
for and on behalf of
THE ROYAL BANK OF SCOTLAND PLC
in the presence of:
/s/

BOOKRUNNER

SIGNED by
/s/
for and on behalf of
THE ROYAL BANK OF SCOTLAND PLC
in the presence of:
/s/

AGENT

SIGNED by
/s/
for and on behalf of
THE ROYAL BANK OF SCOTLAND PLC
in the presence of:
/s/

SECURITY TRUSTEE

SIGNED by
/s/
for and on behalf of
THE ROYAL BANK OF SCOTLAND PLC
in the presence of:
/s/

SWAP BANK

SIGNED by
/s/
for and on behalf of
THE ROYAL BANK OF SCOTLAND PLC
in the presence of:
/s/